Exhibit 10.56

授信协议 Facility Agreement
流动资金贷款类授信 For working capital loans
(文件编号/Ref No.: CL201508001)

第一部分 签署页/Part I Execution Page	变更协议编号/Agreement Ref. No.: CL201508001

签署页

Execution Page

融资行 Financing Bank	客户 Client

浦发硅谷银行有限公司 SPD SILICON VALLEY BANK CO., LTD.	播思微系统香港有限公司 BORQS Hong Kong Limited

住所地 with address at	住所地 with address at

上海市杨浦区大连路 588 号宝地广场 B 座 21 楼 200082

21/F, Block B, Baoland Plaza, No. 588, Dalian Road, Shanghai 200082	Office B, 21/F., Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong

以上当事人在本协议中简称为“融资行” hereinafter referred to as “Financing Bank”	以上当事人在本协议中简称为“客户” hereinafter referred to as “Client”

上述各方当事人在此同意并接受本变更协议中所述之全部条款; 客户特此确认, 就本协议项下有关条件和条款, 融资行已向客户作出充分的说明和解释, 客户已理解、同意、承认该等条款。

The parties above hereby agree to and accept all terms and conditions set forth in this Amendment Agreement. The Client hereby confirms that sufficient interpretations and explanations have been made by the Financing Bank in relation to the clauses hereunder and all of them have been understood, agreed and acknowledged by the Client completely.

有鉴于此, 上述各方当事人签章如下:

Accordingly, the above parties execute as follows:

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第二部分 特别条款/Part II Special Provision	协议编号/Agreement Ref. No.: CL201508001

特别条款

SPECIAL PROVISION

根据本协议(下称“本协议”)条件和条款, 融资行同意向客户提供如下授信额度(下称“额度”):

Pursuant to the terms and conditions of this Agreement (“the Agreement”), the Financing Bank agrees to make the facility available to the Client(s) as below (“the Facility”):

额度 Facility Amount	授信总额度: 美元 3,000,000.00 大写金额:美元叁佰万元整	Total Facility Amount: USD3,000,000.00 IN WORDS: THREE MILLION US DOLLAR
	基准币种: 美元 可选币种: 不适用	Base Currency: USD Optional Currency: N/A
额度期限/最终到期日 Facility Validity Period/ Final Maturity Date	最终到期日: 2017 年 09 月 30 日	Final Maturity Date: September 30th, 2017
可动用期(提款期) Availability Period (Drawdown Period)	除在本协议第四部分 - 业务条款中另有约定外, 额度的可使用的期限最晚为不超过最终到期日	Unless otherwise provided for any Product hereof in Part IV – Specification respectively, the Facility hereof is available for utilization until the Final Maturity Date.
额度用途 Facility Purpose	本协议项下额度用途为: 融资行向客户提供的本协议第四部分 - 业务条款中可办理的业务类型中确定的各类用途以及经融资行同意的其他用途	Purposes as specified for any Product hereof in Part IV - Specification, or any other purposes Financing Bank agrees otherwise
业务类型 Product Type	应收账池贷款(短期融资) 定期贷款(中期融资)	Pooled A/R Loan (Short-term Finance) Term Loan (Mid-term Finance)
授信类型 Facility Type	循环授信, 但本协议第四部分 - 业务条款中另有约定的除外	Revolving facility, unless otherwise provided for any Product in Part IV – Specification
具体内容参见本协议第三部分 - 一般条款以及本协议第四部分 - 业务条款的规定 Please see details in Part III - General Provision and Part IV – Specification.
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第二部分 特别条款/Part II Special Provision	协议编号/Agreement Ref. No.: CL201508001

双方补充约定条款(如有) Other Supplementary Stipulations (If Any)

1、 关于管理团队变动的约定/ Management Team Change Specification

关于业务、管理人员、所有权的变动方面, 客户不得:

a)    从事或允许其子公司(如有)从事客户及其子公司目前从事业务或合理相关业务之外的业务;

b)    清算或者解散;

c)    (i)高级管理层发生变动, 该高级管理人员不再担任原职务; (ii)订立任何下述交易或一系列相关交易: 在该交易前不是客户股东的主体, 通过实施这样的交易或一系列相关交易, 而持有客户股票达到超过 40%的表决权( 但不包括以下述两种情况: 其一是客户通过首次公开发行出售股票; 其二是获得风险投资, 并且在交易结束前融资行已获悉并认可该风险投资者, 且客户向融资行提供说明交易条款的材料) 。

With regard to the changes in Business, Management, Ownership, each Client hereby shall not:

(a)   engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Client and such Subsidiary, as applicable, or reasonably related thereto;

(b)   liquidate or dissolve;or

(c)   (i) have a change in senior management who ceases to hold such office[s] with Client; or (ii) enter into any transaction or series of related transactions in which the stockholders of Client who were not stockholders immediately prior to the first such transaction own more than 40% of the voting stock of the Client immediately after giving effect to such transaction or related series of such transactions (other than by the sale of the Client’s equity securities in a public offering or to venture capital investors so long as Client identifies to the Financing Bank the venture capital investors prior to the closing of the transaction and provides to the Financing Bank a description of the material terms of the transaction).

2、 关于股权或控制权变动的约定/ Change in Ownership and Control 约定同上 Same as above.

3、 关于所有业务品种均应遵循的财务约定/General Financial Covenants for all product-types

客户应确认其在合并报表层面上满足和维持:

The Client shall confirm to obtain and maintain under this Agreement on a consolidated basis:

(1)  每月最小流动比率: 1.25:1.00

Minimum Monthly Adjusted Quick Ratio (AQR) of: 1.25:1.00

流动比率定义为: (非绑定现金 + 应收帐款净额)除以(流动负债 - 递延收入)。

AQR is defined as (unrestricted cash + net account receivables) divided by (current liabilities - deferred revenue).

(2)  每 季 度 最 低 EBITDA: USD500,000.00

Minimum quarterly EBITDA of: USD500,000.00

注: 该财务约束指标从 2015 年第三季度开始测算且 2016 年度的财务约束指标将在收到最新的财务预算后重新设定。

Note: This financial covenant shall be tested starting from Q3 2015 and the financial covenant for 2016 will be adjusted upon receipt of updated financial forecast.

(3)  偿债备付率:2X

Debt Service Coverage Ratio of: 2X

偿债备付率定义为: 每季度 EBITDA / 每季度所有银行借款应还本息金额。

Debt Service Coverage Ratio is defined as quarterly EBITDA divided by quarterly principal and interest payment of all bank debt.

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第二部分 特别条款/Part II Special Provision	协议编号/Agreement Ref. No.: CL201508001

4、 其他约定 / Others

为便于融资行监控客户的流动性情况, 客户及本授信合同项下的所有担保人应维持其主要账户开立于融资行, 且自本协议签署之日起 120 天内, 客户及各担保人应确保业务回笼资金通过在融资行开立的资金回笼账户办理。

In order for the Financing Bank to monitor the liquidity of the client, the Client and any Guarantors under this facility shall maintain its primary bank account(s) with the Financing Bank. Within 120 days upon entering into this agreement, the proceeds of sales and other accounts receivable of the Client and the guarantors should be collected through the bank account for proceeds collection which opened at the Financing Bank.

未取得融资行同意的情况下, 客户、本授信合同项下的任何担保人及远特( 北京) 通信技术有限公司不得将其任何资产转让给第三方, 同时, 不得产生其他银行或第三方的额外债务( Red Lion Capital 的美元 3,000,000.00 授信除外) 。

Without the consent from the Financing Bank, the Client, any Guarantors under this facility and Yuantel (Beijing) Telecommunications Technology Co., Ltd. will not be allowed to grant any of its assets to third party or obtain additional indebtedness from other banks or third party (except for up to USD3,000,000.00 from Red Lion Capital).

在本授信合同有效期内, 客户在融资文件项下任何债务均应当优先于客户在 Red Lion Capital 的任何债务。

Within the period of this agreement, any indebtedness of the client from Red Lion Capital shall be subordinate to any indebtedness of the client from the Financing Bank.

自本协议签署后, 客户应向融资行支付美元 15,000.00(或总授信额的 0. 50%)的贷款安排费。

Upon entering into this agreement, USD15,000.00 (or 0.50% of total facility amount) Facility Fee will be due and payable to the Financing Bank.

关于资料提交, 自本协议签署后, 客户应:

Upon entering into this Agreement, the client shall:

(1)    于每月结束之后 30 天内提供公司准备的合并的月度财务报表;

submit Monthly Company prepared consolidated financial statements within 30 days of each month end;

(2)    于每月结束之后 30 天内提供应收账款账龄及应付账款账龄报告;

Submit Accounts Receivable Aging and Payable Aging Report within 30 days of each month end;

(3)    于每月结束之后 30 天内提供合规证书;

submit Monthly Compliance Certificate within 30 days of each month end;

(4)    于每月结束之后 30 天内提供借款基础证书;

submit Monthly Borrowing Base Certificate within 30 days of each month end;

(5)    在董事会通过和/或年底前 30 天内提供经公司董事会通过的合并的的财务运营计划;

submit Annual Board-approved consolidated financial projections within 30 days from Board approval and/or year end;

(6)   于每一年度结束之后 270 天内提供经注册会计师审计的合并的年度财务报表;

submit Annual CPA-Audited consolidated financial statements within 270 days from year end;

(7)   其他经融资行合理要求的报告。

submit such other reports which may be reasonably requested by the Financing Bank.

关于资料提交, 自本协议签署后, 播思通讯技术( 北京) 有限公司( 公司注册号: 110000450022704, 作为本协议之“担保人”) 应:

Upon entering into this Agreement, Borqs Beijing Ltd. (Company No. 110000450022704, the Guarantor under this Agreement) shall:

(1)	于每月结束之后 30 天内提供应收账款账龄及应付账款账龄报告;

Submit Accounts Receivable Aging and Payable Aging Report within 30 days of each month end;

(2)	每年对公司的应收账款进行审计。首次应收账款审计应于本协议签署之日起 180 天内完成;

AR Field Exam shall be conducted annually. The initial AR Field Exam should be done 180 days after upon entering into this agreement;

(3)	其他经融资行合理要求的报告。

submit such other reports which may be reasonably requested by the Financing Bank.

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第三部分 一般条款/Part III General Provision	协议编号/Agreement Ref. No.: CL201508001

一般条款

GENERAL PROVISION

1. 额度

1. Facility

1.1 额 度

1.1  Facility

(a)  根据本协议规定, 融资行将向本授信协议(“授信协议”或“本协议”)列明的一个或多个客户(以下分别或统称为”客户”)提供最多不超过授信总额度之授信(“授信总额度”)。前述授信总额度由本协议第二部分 - 特别条款规定。

(a)  Pursuant to the terms and conditions of the clauses of this facility agreement (“Facility Agreement” or “Agreement”), the Financing Bank will extend to one or more Clients (individually or collectively the “Client”) a facility not exceeding the stipulated total facility amount of this Agreement (“Total Facility Amount”). The Total Facility Amount will be provided in Part II - Special Provision.

(b)  在任何时候, (i)融资行按照本协议及其相关文件已经向本协议项下所有客户发放且未获偿还融资的基准币种金额, 与(ii) 融资行按照客户的要求向第三方出具的所有尚未解除支付义务或未经客户足额偿付的支付义务或承诺(无论其是否属于或有负债)所涉基准币种金额之和, 不得超过本协议第二部分 - 特别条款中规定的授信总额度。提用额度涉及基准币种以外的其他可选币种时, 为计算目的, 由融资行依据本协议约定换算为基准币种金额。

(b)  At no time shall the sum of (i) the Base Currency Amount of all finance outstanding funded in accordance with this Agreement or other related documents by the Financing Bank to all Clients hereof but not yet repaid, and (ii) the Base Currency Amount of all outstanding amounts in relation to the payment obligations or undertakings of the Financing Bank made to any third party per the request of the Client, for which the Financing Bank’s obligation of payment (whether relating to the contingent liabilities or not) has not been released or reimbursed, exceed the Total Facility Amount specified in Part II - Special Provision. In case of any Optional Currency permitted hereunder and for the purpose of calculation, the Optional Currency shall be converted into Base Currency in accordance with the stipulations hereunder.

(c)  若以授信总额度减去: (1)融资行已经向本协议项下所有客户发放且未获偿还融资的基准币种金额、及(2)按照客户的要求对外出具的所有尚未解除支付义务或未经客户足额偿付的支付承诺(无论其是否属于或有负债)所涉基准币种金额, 其余额即本协议项下“可用额度”。本协议履行期内, 融资行将以其认为合适的方式和汇率随时计算可用额度, 并在其认为合适的时候通知客户。

(c)  After netting out from the Total Facility Amount: (i) the Base Currency Amount of all finance outstanding funded in accordance with this Agreement or other related documents by the Financing Bank to all Clients hereof but not yet repaid, and (ii) the Base Currency Amount of all outstanding amounts in relation to the payment obligations or undertakings of the Financing Bank made to any third party as per the request of the Client, for which the Financing Bank’s obligation of payment (whether relating to the contingent liabilities or not) has not been released or reimbursed, the difference shall constitute the facility amount available to be utilized by the Client under this Agreement(“Available Facility Amount”). During the performance of this Agreement, the Available Facility Amount will be calculated by the Financing Bank at its sole discretion with respect to the calculation method and exchange rate(s) as deemed appropriate. The Financing Bank may notify the Clients if and when it deems necessary.

(d)  任何时候, 本协议项下之客户只能在可用额度内提用本协议项下额度; 并且, 若客户拟提用的额度所属之具体业务品种还规定有子额度的, 客户还应受限于该子额度可用余额的限制。若一项额度的提用申请可能或将导致授信总额度或具体业务品种子额度的突破, 则融资行有权拒绝客户对此等额度的提用。

(d)  Any utilization under the Facility hereunder by the Client hereof shall at no time exceed the Available Facility Amount; and further, if a sub-limit of the Facility is established under certain product type under this Agreement, any funding under such sub-limit facility shall still be subject to the available balance of the sub-limit. If a loan funding request for facility utilization may or will cause the aggregate financed amount to exceed either the Total Facility Amount or any of such sub-limit amount allowed under this Agreement, the Financing Bank shall be entitled to reject such request of the Client.

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第三部分 一般条款/Part III General Provision	协议编号/Agreement Ref. No.: CL201508001

(e)  本协议所称“基准币种”系规定在本协议第二部分 - 特别条款中。

(e)  The Base Currency mentioned in this Agreement shall be determined in Part II - Special Provision.

(f)  本协议所称“基准币种金额”意指以基准币种标记的货币金额, 或者, 若一项金额系以基准币种以外的其他币种标记的, 则指由融资行以其自行决定的汇率将该其他币种转换为基准币种后的金额。

(f)  The Base Currency Amount mentioned in this Agreement refers to any amount denominated in the Base Currency or, if an amount is not denominated in the Base Currency, the corresponding amount of the Base Currency after being converted from such amount at the exchange rate determined by the Financing Bank at its sole discretion.

(g)  本协议所称“可选币种”意指本协议项下客户可以选择提用的除基准币种以外的其他币种, 具体由本协议第二部分 - 特别条款规定。

(g)  The Optional Currency mentioned in this Agreement refers to any currencies other than the Base Currency, which may be chosen for facility utilization and will be provided in Part II - Special Provision.

(h)  为免疑义, 本协议所称“授信总额度”及“可用额度”并不应被视为构成对融资行对客户在本协议项下最终实际提用额度的任何承诺、担保或义务; 此等额度仍应根据本协议相关条款规定, 由融资行最终决定。

(h) For avoidance of doubt, the Total Facility Amount and the Available Facility Amount referenced in this Agreement shall not be deemed as a commitment, guarantee or obligation of the Financing Bank to fund such facility amount to the Client. Final determination regarding such amounts shall be made by the Financing Bank in accordance with this Agreement, and at the sole discretion of the Financing Bank.

1.2 额度的可动用期

1.2 Availability Period

(a) 额度的可动用期分别由该额度所属具体业务品种之业务条款  (见第四部分 - 业务条款)中规定的可动用期确定, 且该可动用期之届满日均不应晚于本协议第二部分 - 特别条款规定的最终到期日。若该具体业务品种业务条款对该品种额度未规定可动用期的, 则该品种额度的可动用期为本协议第二部分 - 特别条款规定之整个额度期限。

(a) The Availability Period of the facility hereof will be provided in the business clauses of each product type (see Part IV - Specification), and the last date of such Availability Period shall be no later than the Final Maturity Date provided in Part II - Special Provision. In case there is no Availability Period provided for a product type specified in the associated Specification, the Availability Period of such product type shall be the overall Facility Validity Period provided in Part II - Special Provision.

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第三部分 一般条款/Part III General Provision	协议编号/Agreement Ref. No.: CL201508001

(b) 客户应在本协议允许的可动用期内向融资行提出办理具体种类业务的申请。除非融资行另行同意, 具体业务品种项下额度的可动用期届满后, 该业务品种的未提用额度将立即自动取消; 并且, 除非融资行另行同意, 本协议第二部分 - 特别条款规定的额度期限(或最终到期日)届满后, 本协议项下所有业务品种的未提用额度均立即自动取消, 且本协议项下所有融资应视为立即到期应付。

(b) Any request of Facility utilization shall be submitted to the Financing Bank within the Availability Period permitted under this Agreement. Unless otherwise permitted by the Financing Bank, upon the expiration of the Availability Period of any certain product type, the unutilized portion of the Facility under such product type would be cancelled automatically and immediately. Also, unless otherwise permitted by the Financing Bank, upon the expiration of the Facility Validity Period (or Final Maturity Date) provided in Part II - Special Provision, the unutilized portion of the Facility under all product types under this Agreement would be cancelled automatically and immediately, and all outstanding finance hereunder shall be deemed as due and payable immediately.

1.3 具体业务品种和额度的使用

1.3 Product Type and Utilization of Facility

(a)  本协议项下额度可通过第二部分 - 特别条款中列明的具体业务品种形式进行提用。任一具体业务品种项下额度应由融资行全权审核并决定是否向客户提供。受限于本协议规定的授信总额度及其他子额度, 客户可一次或分次使用额度办理业务。除非经融资行以书面确认某具体业务项下额度使用无需逐笔申请, 否则客户均应逐笔提出业务申请并根据融资行要求签署和提交相应的业务文件。

(a)  The Facility under this Agreement can be utilized by the Client under the specified product type(s) permitted in Part II - Special Provision. Each product type may be made available and drawn by the Client, subject to the approval by the Financing Bank at its sole discretion. Subject to the Total Facility Amount and any sub-limit hereof, the Client may request Facility utilization in one lump sum or in several drawings. Except for the product type on which the Financing Bank has confirmed in writing that no case-by-case application is required for each facility utilisation under such product type, each facility utilization hereof shall be made available based on a separate request, and related application documents shall be signed and submitted by the Client in accordance with the requirements of the Financing Bank.

(b)  就本协议项下任一业务品种额度而言, 除非本协议第四部分有关业务条款另有规定, 否则当客户已部分或全部履行了相关融资的清偿义务或融资行已被充分解除了对外付款责任或被充分偿付后, 客户已清偿/释放/补偿部分所涉之授信额度将予以恢复, 并可于可动用期内再次提用。

(b)  For any product type under the Facility hereof, unless otherwise stated in Part IV – Specification related to such product type, when the Client has repaid the finance hereunder in whole or in part, or any payment obligation of the Financing Bank has been released or reimbursed completely, the repaid/released/reimbursed portion of such Facility may be re-borrowed by the Client during the Availability Period.

(c)  客户理解并同意, 除本协议第四部分(业务条款)中另有其他约定外, 本协议项下的额度为非承诺性的。客户同意, 无论是否为承诺性额度或本协议是否已实际签署, 融资行有权按其绝对酌定, 审核客户提供的额度提用申请及相关文件、独立判断该申请是否满足本协议的相关约定及融资行政策, 并 最终决定是否接受该申请; 但即使满足前述要求, 若客户申请使用额度时, 存在以下任一情形的, 融资行仍然有权拒绝客户的申请:

(c)  The Client acknowledges and agrees that unless otherwise stated in Part IV-Specification, the Facility shall be deemed as an uncommitted facility. The Client agrees that, regardless of the commitment of the facility given by the Financing Bank or whether this Agreement is executed or not, the Financing Bank may, after its review of any application and related documents in relation to the Facility utilization submitted by the Client, make its independent judgment as to whether or not the application satisfies the requirements of the Agreement and the internal policy of the Financing Bank, and at its sole discretion, decide whether or not to accept such application. However, even if the aforesaid requirements are fully satisfied, the Financing Bank shall reserve its right to decline such application under any of (but not limited to) the following circumstances:

(i)  按融资行的绝对酌定, 融资行未能以其可接受的条件获 得足够数量的外汇资金; 或融资行或客户履行本协议项下之义务将会导致违反任何适用之法律、法规或合规要求的;

(i)  Based on the sole independent judgment of the Financing Bank, it fails to obtain sufficient foreign exchange funds with acceptable terms and conditions; or it becomes unlawful, illegal, or out of compliance with any regulatory rules for the Client or the Financing Bank to perform its obligations under the Agreement;

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(ii)  本协议依据监管要求需被调整、修订、补充的, 在该等 调整、修订、补充完成之前。

(ii)  Before the completion of any adjustment of, amendment or supplement to the Agreement if such adjustment, amendment or supplement is required by any regulatory authority.

1.4 额度的调整与取消

1.4 Alteration and Cancellation of Facility

就本协议项下的任何非承诺性额度, 融资行有权单方决定并在通知客户后调整或取消任何额度, 包括要求客户提前清偿已使用的额度及/或要求客户增加担保。上述决定自相关通知送达客户之日起生效, 客户同意放弃一切抗辩权。

For any uncommitted portion of this Facility, the Financing Bank may at its sole discretion, upon notice to the Client, change or withdraw any utilization(s), including requiring a prepayment of any part of utilized Facility and/or more security. The notice to the Client will be effective on its delivery date and the Client hereby agrees to waive all claimant rights.

2. 先决条件

2. CONDITIONS PRECEDENT

就每一客户而言, 除非融资行已经收到在形式和实质上令其满意的下列所有先决条件文件并满足下述条件及融资行不时要求的其他文件或条件, 否则融资行没有义务为客户提供本协议项下任何授信:

For each Client hereof, unless all required documents /conditions set forth below and any other document/condition required from time to time by the Financing Bank are fully received/deemed as satisfied by the Financing Bank in form and substance satisfactory to the Financing Bank, the Financing Bank shall have no obligation to make any of the Facility available to the Client:

2.1  经证实为真实的客户的下列文件原件的复印件:

2.1 The certified true photocopy of the following original documents of the Client:

(a)  最新经年检合格及有效的营业执照正本、副本;

(a) the latest and effective business license of the Client (the original and the copy), for which the latest annual review has been passed;

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(b)  最新及有效的外商投资企业批准证书及相关商务部批复(如有);

(b)  the latest and effective Certificate of Approval for the Establishment of Enterprises with Foreign Investment and the related approval of the Ministry of Commerce, if any;

(c)  最新及有效的公司组织机构代码证正本;

(c)  the latest and effective Organization Code Certificate (the original);

(d)  现时有效的税务登记证正本、副本;

(d)  the current and effective Tax Registration Certificate (the original and a copy);

(e)  当前有效的外汇登记证;

(e)  the current and effective Foreign Exchange Registration Certificate;

(f)  最新的客户公司章程;

(f)  the latest Articles of Association;

(g)  中国人民银行发放的客户贷款卡号码与密码, 且有关查询结果令融资行满意;

(g)  the reference number and the password of the Client’s Credit Information Card that is issued by the People's Bank of China, and the related enquiry result is satisfactory to the Financing Bank;

(h) 由经融资行认可的会计师事务所出具的验资报告，证明客户的注册资本已经根据其有效的章程规定而足额缴纳；

(h)  a capital verification report that is issued by a certified accounting firm recognized by the Financing Bank, evidencing that the registered capital of the Client has been paid in full compliance with its valid Articles of Association;

(i) 客户法定代表人的签字样本、身份证/护照;

(i) the specimen of signature and the ID card/passport of the legal representative of the Client;

(j)  最近财务年度的客户经审计的财务报告(若有), 或如本协议附件四就具体业务另行要求的财务资料(若融资行要求);

(j)  the audited financial statement of most recent fiscal year of the Client (if any), or otherwise as stated in Part IV Specification for certain product type (if required by the Financing Bank);

(k)  经证实为真实的、形式及内容经融资行认可的、关于批准本协议及相关文件的签署、送达、执行及具体条件的董事会决议或其他有权决定机构的决议, 该等决议应对有权签字人作出授权, 另外还应提交董事会成员名单或批准机构的成员名单以及其经验证无误的真实签字样本。

(k)  the board resolution or any other resolution made by a competent authorities, which is certified as true and in form and substance satisfactory to the Financing Bank, approving the signing, delivery, performance of, and the terms and conditions of this Agreement and other related documents; such resolution shall also contain the contents on the authorization of the authorized person(s) who signs, and the member list of the board or such other competent authorities shall also be provided together with the specimens of their signatures which are certified as true;

(l)  被授权代表客户签署本协议及客户向融资行所提交其他相关文件人员的经验证无误的真实签字样本。

(l)  the specimens of the signatures of the related authorized person(s) to sign on this Agreement and any other related documents presented to the Financing Bank, which are certified as true;

(m)  经客户公章证实为真实的、形式及内容经融资行认可的关于客户公司情况说明的公司信息完善表(如融资行要求)。

(m)  the corporate information perfection certificate (if required by the Financing Bank), which is certified with its company chop as true and in form and substance satisfactory to the Financing Bank, stating the detailed information of the Client;

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2.2 经证实为真实的担保人的下列文件原件的复印件:

2.2 The certified true photocopy of the following original documents of the security provider:

(a)  最新及有效的担保人营业执照(如为外国实体的, 则为其注册登记证明文件)、最新及有效的公司组织机构代码证正本(如有) 及设立批准文件(如有);

(a)  the latest and effective business license (for foreign entity, the registration certificate), the latest and effective Organization Code Certificate (the original, if any) and the related approval for the establishment (if any);

(b)  最新的担保人公司章程;

(b)  the latest Articles of Association;

(c)  担保人的现时股东名单;

(c)  the member list of the current shareholders;

(d)  担保人身份证明文件(自然人适用);

(d)  the identity document (for the natural person);

(e)  中国人民银行发出的担保人的贷款卡或其担保配号, 且查询结果令融资行满意(如适用);

(e)  the Credit Information Card or the guarantee number of the security provider that is issued by the People's Bank of China, and the related enquiry result is satisfactory to the Financing Bank (if applicable);

(f)  经证实为真实的、形式及内容经融资行认可的、关于批准相关担保文件签署、送达、执行及具体条件的董事会决议或其他有权决定机构的决议, 该等决议应对有权签字人作出授权, 另外还应提交担保人董事会成员名单或批准机构的成员名单以及其经验证无误的真实签字样本。

(f)  the board resolution or any other resolution made by a competent authority (acceptable to the Financing Bank), which is certified as true and in form and substance satisfactory to the Financing Bank, approving the signing, delivery, performance, and the terms and conditions of the related Security documents; such resolution shall also contain the contents on the authorization of the authorized person(s) who signs, and the member list of the board or such other competent authorities shall also be provided together with the specimens of their signatures which are certified as true;

(g)  被授权代表担保人签署有关担保文件及向融资行所提交其他相关文件的人员的经验证无误的真实签字样本。

(g)  the specimens of the signatures of the security provider’s authorized person(s) who sign on the Security documents and any other related documents presented to the Financing Bank, which are certified as true;

2.3 经客户有权签字人有效签署的本协议。

2.3 The Agreement duly signed by the authorized signatories of the Client.

2.4 经有效签署的担保文件并且已令融资行满意地完成为担保权设立所需的所有必要的批准与登记(若有)。

2.4 All Security documents that have been executed duly and all necessary approval and registration(if any) have been completed to the satisfaction of the Financing Bank.

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2.5 客户在本协议项下到期应付的所有税费(含与本协议有关的印花税)、成本和支出已经全部支付或将于首次提款之前支付的证明。

2.5 Evidences that all taxes and fees, costs and expenses hereof have been paid by the Client or will be paid before the first drawdown of the Facility hereof.

2.6 如融资行要求客户就其资产进行投保的, 客户已提供令融资行满意的保险(或保险批单)以及保险费发票复印件, 且有关保险已将融资行设定为保险第一受益人;

2.6 If there is any requirement provided by the Financing Bank concerning the insurance over the Client’s assets, the related insurance policy (or the insurance endorsement) and the copy of insurance premium invoice deemed satisfactory to the Financing Bank shall be submitted by the Client, evidencing that the Financing Bank should be the first beneficiary of the foregoing insurance proceeds.

2.7 如融资行提供本协议项下的额度需获得监管机构的批准或完成监管机构要求的其它程序, 该等监管机构的批准或程序已获得或完成。

2.7 If there is any other approval or procedure required to be completed for the Financing bank to provide the Facility hereof, such approval or procedure has been obtained or completed;

2.8 融资行要求的与本次融资相关的所有银行账户已按融资行要求开立。

2.8 All necessary bank accounts required by the Financing Bank and in connection with the Facility have been opened at the Financing Bank per the requirements of the Financing Bank.

2.9 由融资行认可的律师事务所分别根据各授信文件所适用的不同法律所出具的内容和形式均令融资行合理满意的法律意见书已出具(如融资行要求)。

2.9 The legal opinion(s) to be issued in accordance with the governing law(s) of related finance documents with contents and form satisfactory to the Financing Bank (if required), has(have) been issued.

2.10 融资行不时合理要求或认为有必要满足的其他先决条件。

2.10 Any other conditions precedent that the Financing Bank reasonably requires from time to time or deemed necessary.

2.11 除上述要求外, 每一客户每次提用本协议项下任何额度时, 还应当符合以下条件:

2.11 Besides the requirements mentioned above, each Client hereof shall also satisfy the following conditions before each utilization of the Facility hereof:

(a)  距提款日之前不少于三(3)个营业日向融资行提交《提款通知书》(或符合融资行要求的其他额度提用申请文件);

(a)  submit the drawdown notice (or any other application documents for facility utilization request as required by the Financing Bank) no later than 3 Business Days before the intended drawdown date;

(b)  提款日须在额度可动用期内, 且须为营业日;

(b)  the intended drawdown date shall be a date within the availability period, and shall be a Business Day;

(c)  有足够的可用额度及/或具体业务品种子额度;

(c)  sufficient Facility and the sub-limit for the related product type for such drawdown is available;

(d)  本协议项下所有客户在本协议项下所做的各项陈述、保证、承诺和约定依照当时存续的事实及情形在所有方面仍是真实和准确的;

(d)  any representations, warranties, undertakings and covenants made by any Client under this Agreement remain genuine and accurate in all aspects according to the fact and situation when the Facility is utilized;

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(e)  就本协议项下授信所提供的担保及担保文件仍然符合融资行的要求;

(e)  all the security and the Security documents provided hereunder remain in compliance with the requirements of the Financing Bank;

(f)  无违约事件或潜在的违约事件发生;

(f)  no Event of Default or potential Event of Default;

(g)  提款或额度提用符合本协议第四部分(业务条款)中的先决条件要求(如有), 并符合当时有效的、包括中国银行业监督管理委员会(“中国银监会”)、中国人民银行(“人民银行”)及外汇管理局等在内的监管机构不时发布的监管政策或要求。
(g)  the drawdown or the Facility utilization shall satisfy the conditions precedent provided in Part IV – Specification (if any), and shall also be in compliance with the effective regulatory policies or requirements published from time to time by the regulatory authorities such as the China Banking Regulatory Commission(“CBRC”), the People’s Bank of China(“PBOC”), the State Administration of Foreign Exchange(“SAFE”) or others.

2.12为免疑义, 客户申请的预计提用授信的日期与实际提用授信的日期不一致时, 以实际提用授信日为准。实际提用授信日以融资行有关会计凭证(如借款借据)记载为准。

2.12 For the avoidance of the doubt, if the intended facility utilization date applied by the Client is not the same as the actual date on which the Facility is utilized, the actual date of facility utilization prevails. The actual date of facility utilization shall be that specified by the Financing Bank in its related accounting certificates (such as the borrowing receipt).

3. 陈述与保证

3. REPRESENTATIONS AND WARRANTIES

本协议项下每一客户在此均向融资行作出如下陈述与保证; 该等陈述与保证应视为由该客户在其每次使用额度时重复做出并持续有效:

Each Client under this Agreement hereby represents and warrants to the Financing Bank as below; and such representations and warranties shall be deemed as being restated by the Client when each Facility utilization request is made under this Agreement and shall be kept effective on an ongoing basis:

3.1 本协议项下每一客户均为根据中华人民共和国(“中国”)法律注册成立并有效存续的法律实体, 对其资产享有完全的合法权利并有权开展经营活动。

3.1 Each Client hereof shall be a legal entity duly incorporated and valid under the laws of the People's Republic of China (“PR China”), who has full power, authority and legal right to own its assets and to carry on its business.

3.2 本协议项下每一客户均有权签署本协议及其相关文件, 有权行使相关权利及履行相关义务, 且已就前述文件签署和履行之授权采取了任何所需之公司行为或其他行为。

3.2 Each Client hereof shall have full power and authority to enter into this Agreement and any related documents and to exercise its rights and perform its obligations hereunder, and all corporate and other action required to authorize its execution thereof and the performance of its obligations hereunder has been duly taken.

3.3 本协议项下每一客户签署本协议以及履行其在本协议项下的义务, 均不会违反任何对客户适用或对其资产或收入适用的法律、法规、司法裁决、授权、协议、合同或客户的其他义务(且该等违反可能对客户的经营或财务状况或其在本协议项下之履约能力产生重大不利影响)。

3.3 It is not in breach of or in default under any law, regulation, judgment order, authorisation, agreement, contract or obligation applicable to it or its assets or revenues for the execution or the performance of this Agreement by any Client hereof, whereby such breach may lead to a material adverse effect on the Client’s business or financial condition or its ability to perform the obligations under the Agreement.

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3.4 本协议项下每一客户均未卷入任何可能对其履约能力产生重大不利影响(依融资行的单独判断, 下同)的诉讼、仲裁、行政程序或类似程序, 亦未发生任何可能导致其卷入该等诉讼程序或类似仲裁程序的情形或威胁, 客户的高级管理人员或其资产或收入也没有遭遇上述情形或威胁。

3.4 Each Client is not involved in any litigation, arbitration, administrative proceedings or such similar procedures, which in the opinion of the Financing Bank may lead to a material adverse effect on the Client’s ability to perform its obligations hereof, is involved by any Client hereof, or may result in any situation or threat in relation to the foregoing occurs to any Client hereof or any Client’s senior management team or any of their assets or revenues.

3.5 本协议项下每一客户或其任何资产或收入均未卷入任何清算、破产、重整、兼并合并、分立、重组、解散、关闭、歇业或类似法律程序, 亦未发生被指定接管人、管理人、托管人等任何可能导致涉及该等法律程序的情形。

3.5 Neither the Client nor any of its assets/ revenues is involved with liquidation, bankruptcy, reorganization, merger and acquisition, division, restructure, dissolution, closure, winding-down or any other similar legal proceedings or any such event as the designation of a taker-over, administrator or trustee, or any other circumstances which may lead to the foregoing legal procedure occurred.

3.6 本协议项下每一客户均保证向融资行提供的本协议项下或与本协议相关的全部资料、信息等在所有重要方面均是真实、有效、准确、完整, 客户保证无任何未知晓或隐瞒任何没有向融资行披露但将影响融资行的授信决定的重要事实或信息。

3.6 Each Client hereof warranties that all the materials and information supplied by the Client(s) to the Financing Bank under or in connection with the Agreement are genuine, valid, accurate and complete in all material respects, and each Client hereof confirms there is no material fact or information that such Client is not aware of or is concealed but if disclosed, may affect the determination of the Financing Bank on whether or not to provide the Facility hereunder.

3.7 本协议项下每一客户截至本协议签署之日均没有发生任何经营、资产或财务等状况方面的重大不利变化(依融资行合理判断), 也没有发生或存续任何违约事件或(根据有关通知或随时间的流逝或前述两者)将构成违约事件的情形。

3.7 Each Client hereof warranties that up to the execution date of this Agreement, there is no material adverse change (subject to the reasonable judgment of the Financing Bank) in the business, assets or financial conditions of any Client hereof, nor any Event of Default or any situation that, based on certain related notice about such occurrence, and/or in the passage of time, may lead to an Event of Default which has occurred or is in occurrence.

3.8 对于客户自身提供的财产担保, 本协议项下每一客户均保证其对该等担保财产享有充分的财产所有权, 其有权处分和转让该等担保财产; 并且, 除非系法律另有要求或已经融资行同意, 该等担保财产未处于任何第三方占有或保管下; 对于以知识产权提供担保的, 本协议项下每一客户均保证, 除(i) 本协议客户在其日常业务经营过程中向它的客户所授予的非排他性许可及(ii)客户已在向融资行提交的公司信息完善表中已经披露的有关许可外, 其应为该等知识产权的唯一权利人。

3.8 With respect to any property security provided by the Client, each Client hereof warrants that it has full ownership rights over such security property and shall have the rights and power to transfer the security property; unless otherwise required by the laws or agreed by the Financing Bank, such security property is not in possession of any third party. For the security of intellectual property right, each Client hereof warrants that it is the sole right-holder of such intellectual property right, except for the circumstances of: (i) any non-exclusive licenses granted to its customers in the ordinary course of business, and (ii) the licenses described in the corporate information perfection certificate which is delivered by the Client to the Financing Bank in connection herewith.

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3.9 本协议项下每一客户均在此保证, 除经融资行允许的投资外, 其不拥有任何股票、合伙权益或其他权益证券。如融资行认为必要, 前述“融资行允许的投资”可由融资行另行后附并作为本协议附件。

3.9 Each Client hereof hereby warrants that it does not own any stock, partnership interest or other equity securities except for the investments permitted by the Financing Bank (“Permitted Investments”). If deemed necessary and appropriate by the Financing Bank, the foregoing “Permitted Investments” will be provided otherwise by the Financing Bank and attached to this Agreement as a schedule.

每一客户同时保证和承诺, 在本协议履行期内, 将根据融资行要求, 及时向融资行提交与业务品种有关合规证书及/或借款基础证书(如要求); 该等文件的当前格式已附于本协议附件作参考, 但出具时最终应以融资行不时更新后最新版本为准。

Each Client hereof also warrants and undertakes that during the period of this Agreement, it shall, as per the request of the Financing Bank, promptly provide to the Financing Bank the Compliance Certficate and/or the Borrowing Base Certificate (if required); current format of such documents are attached in the Schedules of this Agreement for reference, but it shall anyway be subject to the latest version updated by the Financing Bank from time to time at the time of issuing.

4. 承诺和约定

4. UNDERTAKINGS AND COVENANTS

本协议项下每一客户在此均向融资行作出如下承诺; 该等承诺和约定应视为由该客户在其每次使用额度时重复做出并持续有效:

Each Client under this Agreement hereby undertakes and covenants to the Financing Bank as below; and such undertakings and covenants shall be reaffirmed by the Client when each Facility utilization request is made under this Agreement and shall be kept effective on an ongoing basis:

4.1 本协议项下每一客户均承诺只将本协议项下授信用于本协议规定的用途。

4.1 Each Client hereof confirms that it shall only use the Facility hereunder for the Purposes allowed herein.

4.2 本协议项下每一客户均应当按期足额偿还或支付本协议项下的任何到期应付债务(包括与本协议相关的任何应付款项或费用), 并严格根据本协议履行相关义务。

4.2 Each Client hereof shall fully and timely repay or pay any debt due and payable under this Agreement (including any payable fees or charges in connection herewith), and strictly perform the obligations under the Agreement.

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第三部分 一般条款/Part III General Provision	协议编号/Agreement Ref. No.: CL201508001

4.3 对于适用法律法规所要求的所有审核、授权、登记、许可及批准手续, 本协议项下每一客户应依法办理、取得并遵照执行, 并(在任何规定的时限内)保持其持续有效性, 以使客户能合法签署本协议并履行其义务, 并使之具有合法性、有效性、可执行性及被接受认可; 如果融资行要求, 客户应当立即出具上述相关证明。

4.3 Each Client hereof shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect (within any specified time limits needed) all verifications, approvals, registrations, licenses and consents required by applicable laws and regulations, to enable the Client lawfully to enter into and perform its obligations under the Agreement and to ensure the legality, validity, enforceability or admissibility thereof and, if required by the Financing Bank, promptly provide evidence of the same.

4.4 本协议项下每一客户均应自担费用并根据融资行的要求, 及时提供担保并签署相关文件及办理登记, 并执行融资行的合理指令办理担保相关事宜, 或按照本协议或融资行的要求增加担保。

4.4 Each Client hereof shall, per the request of the Financing Bank and at its own cost, promptly provide the security hereof, execute the related security documents and make registration and handle any issues in relation to the security as reasonably directed and required by the Financing Bank; the Client shall also provide the additional security pursuant to the stipulations of this Agreement or requirements of the Financing Bank.

4.5 本协议项下每一客户均应维持其商业存在并合理有效地从事经营, 还应遵守适用的相关法律、法规、授权、合同或其他义务以及按时纳税, 并在所有方面遵守其适用的所有法律。

4.5 Each Client hereof shall maintain its commercial existence and conduct its business in a proper and efficient manner. In addition, it shall comply with the applicable laws, regulations, authorisations, agreements and other obligations, pay all taxes timely, and comply with all of the laws applied in all respects.

4.6 本协议项下每一客户均应确保其在本协议项下的债务在任何情况下至少与客户其他无担保债务及非条件性、非附属性债务进行平等的按比例受偿。

4.6 Each Client hereof shall ensure its obligations under this Agreement should, at any time, rank at least pari passu with all the unsecured, unconditional and unsubordinated obligations of the Client.

4.7 本协议项下每一客户均应根据融资行要求, 在每个会计年度结束后120 天(或融资行同意的其他更长时间)内提供经审计的财务报表(中文版及/或英文版, 视融资行要求), 以及在每月结束后的 30 天内提供其准备的、未经审计的上月度财务报表(中文版及/或英文版, 视融资行要求)(融资行另行同意的情形除外)。客户应根据融资行的不时要求及时向融资行提供所需的额外财务信息或其他信息。

4.7 Each Client hereof shall, at request of the Financing Bank, submit its audited financial statements (in English and/or Chinese language, to be determined by the Financing Bank) within 120 days (or any other longer period otherwise agreed by the Financing Bank) after the end of each financial year, and, its company-prepared and unaudited financial statements of last month (in English and/or Chinese language, to be determined by the Financing Bank) within 30 days of each month end (unless otherwise agreed by the Financing Bank). The Client shall supply the additional financial or other information as per the request of the Financing Bank requests from time to time.

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第三部分 一般条款/Part III General Provision	协议编号/Agreement Ref. No.: CL201508001

4.8 本协议项下每一客户均应根据融资行的不时要求, 提供与其在本协议项下履约能力有关的其他财务及经营信息, 并在发生名义金额达到客户净资产 10%及以上的关联交易时, 立即将融资行要求的相关交易细节通知融资行。

4.8 Each Client hereof shall provide related financial and business information in relation to the Client's ability to perform its obligations under the Agreement, as the Financing Bank may request from time to time, and shall promptly inform the Financing Bank of the details required by the Financing Bank in relation to any related transactions whose nominal amount is equal to or exceeds 10 percent of the Client’s net assets.

4.9 本协议项下每一客户均应进行或安排他人进行所有其他与本协议相关的必要的或合适的行为和事项, 包括(但不限于)协助融资行遵守中国人民银行的信贷登记要求, 并在贷款融资期间一直向融资行提供客户的有效的中国人民银行信贷登记咨询系统(以下简称“信贷登记系统”)号码和客户的有关密码。

4.9 Each Client hereof shall on its own or through a third party, undertake all other actions and things deemed necessary or appropriate in connection with this Agreement, including (but not limited to) items that will help the Financing Bank comply with the credit registration requirements of PBOC and provide the Financing Bank at all times during the lifetime of the Facility with the valid PBOC Credit Reporting and Consulting System ("CRCS") number and password of the Client.

4.10 [如为外商投资企业, 则适用] 本协议项下每一客户均应确保在本协议项下的境外担保发生融资行书面通知担保履约后的三个营业日内到客户所在地的外汇管理局办妥有关外债登记手续。客户应确保其被要求履约时应拥有足够的投注差(投注差是指借款人的投资总额与其注册资本的差额)以成功办理上述登记手续; 客户承诺其将会及时通知融资行其投注差不时发生的任何变更, 并在投注差不足以办理担保履约外债登记时采取所有必要的措施并自担有关成本以恢复足够之投注差。

4.10[Foreign Invested Enterprise shall be applicable to this clause] Each Client hereof shall ensure that it should complete the related foreign debt registration in relation to the offshore security hereof duly with the local State Administration of Foreign (“SAFE”) within 3 Business Days after the Financing Bank notifies the Client in writing that such offshore security has been called upon. The Client shall ensure that it shall have sufficient Capital Gap (being defined as the difference between the total investment amount and the registered capital of the Client) to complete the procedures for the above foreign debt registration successfully; the Client agrees that it shall promptly notify the Financing Bank of any change to its Capital Gap, and in any case of inadequacy, the Client shall take all necessary measures and bear all related costs to reinstate sufficient amount needed to fill such Capital Gap for the completion of related foreign debt registration.

4.11发生以下任一情况时, 本协议项下任一客户均应立即毫不迟延地书面通知融资行:

4.11 Upon the occurrence of any of the following, each Client hereof shall, immediately and without any delay, inform the Financing Bank in writing of such event:

(a) 任何客户的名称、地址、法定代表人、授权人员及公司章程发生变化;

(a) any changes in any Client's name, location, legal representative, authorized person and the amendment to its Articles of Association;

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第三部分 一般条款/Part III General Provision	协议编号/Agreement Ref. No.: CL201508001

(b)  任何客户或其高级管理人员或其关联企业卷入任何诉讼、仲裁、行政程序或其他类似程序, 并且有可能对该客户在本协议项下的履约能力造成重大不利影响(依融资行合理判断);

(b)  any litigation, arbitration or administrative proceedings or other actions that involves or causes a threat against any Client or its senior management team or any of its related enterprise which may, in the reasonable opinion of the Financing Bank, have a material adverse effect on the Client’s ability to perform any of its obligations under the Agreement;

(c)  发生任一违约事件或(根据有关通知或随时间的流逝)可能构成违约事件的任何情况(依融资行合理判断);

(c)  the occurrence of any Event of Default or situation that, based on certain notice and/or in the passage of time, may lead to an Event of Default (subject to the reasonable judgment of the Financing Bank);

(d)  任何客户的经营、资产或财务等状况发生重大不利变化(依融资行合理判断); 及

(d)  the occurrence of any material adverse change in relation to the business, assets, financial or other conditions of any Client hereof (subject to the reasonable judgment of the Financing Bank); and

(e)  任何客户发生其他可能影响客户在本协议项下债务履行能力的重大不利事项(依融资行合理判断)。

(e)  the occurrence of any other material adverse event that may affect any Client’s ability to fulfil its obligations under this Agreement (subject to the reasonable judgment of the Financing Bank).

4.12未经融资行事先书面同意, 本协议项下客户不得:

4.12 Without the prior written consent of the Financing Bank, any Client hereof shall not:

(a)  对于客户的收入或资产的全部或任何主要部分, 通过一项或多项交易或一系列交易(无论是否相关)进行出售、出租、转让或进行其他处分;

(a)  sell, lease, transfer or dispose in any other manner, through one or several or a series of transactions (whether they are related or not), all or any of the majority part of its revenues or assets;

(b)  进行对外投资或增加任何第三方债务;

(b)  make outbound investment or increase its indebtedness from any third party;

(c)  就其现有的或未来的收入或资产为任何第三方设定或允许设定抵押、质押、留置等担保权益或任何权利负担, 但本协议签署之前已经存在的或经融资行同意的除外;

(c)  create or permit to create any mortgage, pledge, lien and other security interest or any other encumbrances over its current or future revenues or assets, for any third party, except for those existing before the signing of this Agreement or otherwise agreed and permitted by the Financing Bank;

(d)  减少本协议签署时的客户章程中所规定的注册资本;

(d)  decrease the registered capital provided in the Articles of Association at the date hereof;

(e)  改变客户的经营性质、经营范围; 及

(e)  change the nature or scope of any Client’s business; or

(f)  与任何他人进行合并、重组或兼并, 并在融资行看来, 将对客户履行本协议项下的义务的能力造成重大不利影响。

(f)  enter into any merger, reorganization or consolidation with any third party, which, subject to the reasonable judgment of the Financing Bank, would lead to a material adverse effect on the Client’s ability to fulfil any of its obligations under this Agreement.

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第三部分 一般条款/Part III General Provision	协议编号/Agreement Ref. No.: CL201508001

4.13 只要本协议仍然有效, 若监管机构(包括但不限于中国银监会、中国人民银行及外汇管理局)对与贷款或授信有关的任何方面发布新的政策或规定的, 本协议项下客户确认将配合融资行就该等新政策或规定的遵守采取所有适当的行动, 以使本协议的履行以及融资行依据本协议提供贷款或授信始终符合监管要求; 本协议项下客户应按照融资行的通知配合履行相关义务, 及/或签署相关补充文件(如融资行要求)。若客户违反本款承诺的, 融资行保留拒绝客户进一步提用本协议项下任何额度或贷款以及提前收回全部或任何融资的权利。

4.13 As long as this Agreement remains in effect, if any new regulatory policy or regulation regarding the provision of the facility or loan is published by the regulatory authorities (including but not limited to CBRC, PBOC, SAFE), each Client hereof confirms that it shall take all proper actions in relation to staying in compliance with such policies or regulations, so as to ensure the performance of this Agreement and the provision of the loan or facility by the Financing Bank always in compliance with the regulatory requirements; any Client hereof shall, in accordance with the notice of the Financing Bank, assist to perform the related obligations, and/or sign the related supplementary documents(if required by the Financing Bank). If the Client fails to comply with the undertakings provided in this clause, the Financing Bank shall have the right to refuse any further facility utilization request or loan funding request made by the Client, and require the Client to repay any or all of the obligations under this Agreement to the Financing Bank prior to the original maturity date of the finance hereof.

4.14  客户在此不可撤销的确认和承诺, 将按照融资行要求及时支 付与本协议项下业务有关的各类费用; 具体种类和费率以融 资行不时公开适用者为准。

4.14 The Client hereby irrevocably confirms and undertakes that it would, as per the requirements of the Financing Bank, promptly pay all kinds of charges in relation to the business hereunder; and the types and fee standards shall refer to the criteria that the Financing Bank adopts publicly from time to time.

5. 关于贷款类额度提用的特别约定

5. SPECIAL COVENANTS CONCERNING THE DISBURSEMENT OF LOAN PROCEEDS

5.1 贷款类额度提用之支付条款

5.1 Disbursement

(a)  根据中国银监会发布的《流动资金贷款管理暂行办法》(银监会令 2010 年第 1 号, 2010 年 2 月 12 日发布), 融资行将对所发放贷款真实用途进行监督、控制及核实。倘若客户迄今尚未在融资行处开立过银行账户的, 则该客户承诺将在本协议项下申请任何提款前完成开立银行账户所需的一切手续。

(a)  In accordance with the Interim Measures for the Administration of Working Capital Loans (Order No.1, 2010, CBRC, Feb. 12, 2010) and related requirements, the Financing Bank is required to monitor, control and verify the true loan purpose. In case any Client has so far not yet opened a bank account with the Financing Bank, such Client undertakes it shall complete all formalities required for the opening of such account before any new loan drawdown under this Agreement can occur.

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(b)  贷款资金的具体支付方式将根据具体提款金额或对外付款金额及其他有关条件进行确定。贷款资金的支付方式分为“自主支付”或“受托支付”, 其中: “自主支付”系指客户提款后自行将贷款资金通过其账户支付给交易对象; “受托支付”系指融资行根据有关支持文件审核客户提款目的后, 依据客户的提款申请和支付委托, 将贷款通过客户账户直接支付给客户交易对象。本协议项下贷款类额度提用时的支付方式将根据有关具体业务条款以及本协议下述相关规定操作。

(b)  The method of loan proceeds disbursement is to be determined in accordance with the loan advance amount or the amount needed to satisfy the outward payment as well as any other related conditions hereof. The disbursement method of loan proceeds can be in the form of either (i) the Independent Payment Method by Client (“the Independent Payment Method”) or (ii) the Entrusted Payment Method by the Financing Bank (“the Entrusted Payment Method”). The Independent Payment Method means that the Client independently uses the loan funds to make payment through its account to its commercial counterparty. The Entrusted Payment Method means that the Financing Bank based on supporting documents verifies the loan purpose before accepting the Client’s drawdown application/notice and payment authorization to pay the loan proceeds through the Client’s account to his commercial counterparty directly. The disbursement of loan funds shall be made in accordance with the stipulations stated in the relevant Specifications and the disbursement method specified below.

就以下任一或全部情形, 流动资金类贷款应当采用受托支付方式:

For Working Capital Loans, the Entrusted Payment Method shall apply under any or all of the following circumstances:

(i)   任何客户根据本协议申请的单次提款金额在等值人民币 500 万元以上(为免疑义, 不含本数); 融资行有权对该金额根据其需要不时进行调整; 或

(i)  any single payment of any Client under this Agreement of which the amount exceeds CNY[5,000,000.00] (for avoidance of doubt, exclusive of the number) or its equivalents in other currencies; the Financing Bank has the right to revise this amount at any time as considered appropriate; or

(ii)  融资行认为有必要采取受托支付方式的其他情形。

(ii)  any other circumstance the Financing Bank considers necessary to apply the Entrusted Payment Method.

(c)  依据本协议实行受托支付时, 客户应当在提交的提款通知书中包括支付委托指令, 并连同相应的商务合同等证明材料提交融资行。融资行审核同意后, 将贷款资金及时(通常在同一营业日)通过客户账户支付给客户指定交易对象。客户请求的支付对象、支付金额等信息与相应的发票、商务合同等证明材料不符的, 融资行有权拒绝发放本次提款。客户应对该等商务合同等证明材料的真实性、准确性负责, 如因该等材料缺乏真实性、准确性导致的任何损失均由客户自行承担, 如因此导致融资行的任何损失的, 客户应全额予以赔偿以使融资行免受损失。

(c) If a payment is to be made by the Entrusted Payment Method, the Client shall submit to the Financing Bank a drawdown application/notice which contains a clause of payment authorization, together with the relevant transaction materials. After examination and consent, the Financing Bank shall promptly pay, generally within the same business day, the loan proceeds to the Client’s specified commercial counterparty related to such commercial transaction through the Client’s account. In case of any discrepancy between the information in the payment authorization letter/payment order  such as  the amount of payment or the payee  and  that stated in  the relevant transaction materials such as invoice or business contract, the Financing Bank shall have the right to decline such drawdown request. The Client shall guarantee the authenticity and accuracy of such materials including transaction contract, and will be liable for any loss arising from the lack of authenticity and accuracy of the said materials. In case there is any associated loss incurred by the Financing Bank, the Client shall reimburse the Financing Bank fully and keep the Financing Bank harmless from such losses.

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(d)  任何经由受托支付方式对外支付的款项, 如果由于客户在支付指令中提供的付款信息不完整或者不正确或任何其他原因被退回客户的原账户, 在客户重新提交正确的付款指令之前, 就该等退回款项, 融资行有权暂不贷记客户账户, 或者冻结已贷记客户账户的该等退回款项。

(d)  If any payment made by the Entrusted Payment Method is returned to the original account of the Client due to the incomplete and incorrect information in the payment order provided by the Client or any other reason whatsoever, the Financing Bank shall reserve the right not to credit such returned amount to the Client’s account for the time being or to freeze such returned amount if it has already been credited to the Client’s account until a new and correct payment order is provided by the Client to the Financing Bank.

(e)  依据本协议实行自主支付时, 客户应在每次提款前向融资行提供提款计划(若有)及用途说明, 并应在提款后每三个月内(或融资行同意的其他时间)向融资行提交贷款资金支付情况的汇总报告, 证明贷款资金的使用情况符合本协议项下之贷款用途。客户还应提供令融资行满意的与贷款用途匹配的任何与支付有关的发票、商务合同和支付凭证和/或融资行认可的其他证明材料, 供融资行进行核对。融资行有权不时通过账户分析、凭证查验或现场调查等方式核查贷款支付是否符合约定用途。

(e)  If payments are made by the Independent Payment Method, the Client shall provide the drawdown schedule (if any) and the loan purpose statement before each drawdown, and from the date of drawdown, provide to the Financing Bank summary reports periodically every 3 months (or any time as required by the Financing Bank), evidencing the proper utilization of the loan proceeds according to the loan purpose specified in this Agreement. The Client shall also be obliged to provide other evidences satisfactory to the Financing Bank and in compliance with the loan purpose for the Financing Bank’s checking and examination, including all invoices, business contracts and payment certificates in connection with the concerned payments or any other evidence acceptable to the Financing Bank. The Financing Bank shall have the right to check whether the payment conforms to the stipulated loan purpose through analysis of the account, inspection and verification of the vouchers, on-site investigation and other means from time to time.

(f)  若贷款采用自主支付方式的, 融资行有权在依融资行看来以下情形出现时将贷款支付方式立即变更为受托支付方式, 且融资行有权根据自行判断, 进一步采取包括但不限于停止放款并要求本协议项下全部或部分客户立即偿还所有贷款的措施: (i) 客户擅自改变贷款用途; (ii) 根据融资行合理判断, 客户信用状况下降、业务或财务状况恶化或贷款资金使用出现异常的; (iii)  客户通过化整为零方式(即将本应为单笔大额贷款支付的申请分拆为多笔贷款支付申请, 降低单笔贷款支付金额)规避受托支付方式(根据有关交易资料诸如合同发票等进行判断); (iv) 融资行认为应该变更支付方式的其他情况。

(f) If payments are made by the Independent Payment Method and, in the opinion of the Financing Bank, any or all of the following circumstances occur, the Financing Bank shall have the right to immediately change the loan proceeds disbursement method from the Independent Payment Method to the Entrusted Payment Method, and further, subject to its sole judgment, the Financing Bank shall also have the right to take necessary measures including but not limited to the cease of additional loan funding and demand for all or part of the Clients to repay all the outstanding debts hereof immediately: (i) any misuse of loan funds by the Client(s); (ii) in the opinion of the Financing Bank, a deterioration in any Client’s credit standing, its business or financial conditions, or any abnormal usage of the loan funds; (iii) any Client’s avoidance of the Entrusted Payment Method through separation a single payment into several drawdowns /payments with smaller amounts (to be judged based on related transaction information such as business contract or invoice); (iv) any other circumstance the Financing Bank considers necessary to change the disbursement method.

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5.2 贷款及财务信息提供、贷后检查和回笼资金管理

5.2 Related loan and financial Information Report, Post-loan Examination and Sale’s Proceeds Management

根据中国银监会关于流动资金类贷款管理的要求, 本协议项下每一客户均在此承诺并确认:

Subject to the regulatory requirements from CBRC concerning the management of working capital loans, each Client hereof undertakes and confirms the following:

(a) 客户有义务向融资行提供融资行审核和监管本协议项下流动资金贷款所需的所有信息, 包括但不限于: (i)客户组织架构、公司治理情况; (ii)客户经营范围、核心主业、生产经营、贷款期内经营规划和重大投资计划情况; (iii)客户所在行业状况; (iv)客户应收账款、应付账款、存货等真实财务状况; (v)客户营运资金总需求和现有负债情况; (vi)客户关联方及关联交易等情况; (vii)贷款具体用途及与贷款用途相关的交易对手资金占用等情况; (viii)还款来源情况, 包括资产负债表信息、生产经营产生的现金流、综合收益及其他合法收入等; (ix)客户通过担保人担保/物(如有)实现的偿债能力等情况。客户应承诺并确保该等信息在协议履行期内始终真实、有效、完整。

(a) The Client(s) hereof shall be obliged to provide all necessary information concerning the working capital loan for the review and supervision by the Financing Bank, including but not limited to (i) the organizational structure, corporate governance of the Client(s); (ii) each Client’s scope of business, core business, and production and/or operational status of the Client, its operation plan and any significant investment plan throughout the term of the Facility; (iii) the situation of the industry which the Client is engaged in; (iv) the Client’s account receivables, payables, inventory and other actual financial conditions of the Client; (v) the total working capital demand and current indebtedness of the Client; (vi) Client’s related parties and related transactions; (vii) the specific purpose of the loan and the use of funds by the counterpart in the transaction; (viii) the source of funds for repayment, including balance sheet cash, cash flow generated from operations, consolidated income and other legal income from production and operation; (ix) the Client’s loan repayment capability resulting from the liquidation of Security  (property  security  or guarantor).  The Client(s) hereof shall warrant and confirm that such information is consistently true, effective and complete during the lifetime of the Agreement.

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(b)  融资行有权根据客户所属行业经营特点, 自行决定对客户采取定期与不定期现场检查与非现场监测, 了解客户最新经营、财务、信用、支付及还款能力、担保及融资数量和渠道变化等状况, 掌握各种可能影响客户在本协议项下之任何偿债能力的风险因素。本协议项下每一客户均对此应予以必要配合和同意, 客户应保存贷款资金使用记录或其他资料, 并按融资行要求及时提供前述材料。

(b)  The Financing Bank may, at its full discretion and based on the characteristics of the industry each Client belongs to, decide to take periodic or one-off on-site (or off-site) inspection on any Client hereof in order to understand the Client’s updated business operation and financial conditions, as well as its credit status, its loan repayment ability, security, the amount and other details of debt finance, the variation of distribution channels and any other risk factors that might affect any Client’s ability to repay any of its debt obligations hereunder. Each Client hereof agrees to provide necessary assistance in this regard. The Client hereof shall maintain all the usage record related to each loan funding or any other information, and promptly provide such information to the Financing Bank as requested.

(c)  客户确认将按照融资行要求开立或指定专门资金回笼账户并及时向融资行提供该账户资金进出情况; 若客户故意通过融资行指定账户以外的其他账户收取回笼资金或融资行认为其在资金回笼方面有重大不利情形的, 融资行有权向客户要求提前收回贷款。

(c)  Each Client hereof confirms that it shall, per request of the Financing Bank, open or designate a special account for the receipt of its sales proceeds and promptly provide to the Financing Bank its cash flow information of such account(s) to the Financing Bank. The Financing Bank reserves the right to demand early repayment of the loan if the Client is found to have purposely redirect sales proceeds to account(s) other than the account designated by the Financing Bank, or it is deemed by the Financing Bank that there is a material deterioration in the collection cycle.

(d)  客户承诺将满足融资行就流动资金贷款类额度使用提出的相关贷款支付管理、贷后管理及检查要求。

(d)  Each Client hereof undertakes that it shall meet the Financing Bank’s request in loan disbursement management, post-drawdown management and inspections in relation to the working capital loan.

6. 还款

6. REPAYMENT

本协议项下每一客户应当在本协议第四部分具体业务品种条款所规定的相关债务到期日清偿该品种有关债务, 并且, 无论本协议第四部分具体业务品种条款对还款时间是否有相反规定, 客户应在本协议第二部分(特别条款)规定的最终到期日前归还本协议项下所有业务种类项下的全部债务(但经融资行另行同意的情形除外)。

Each Client hereof shall, in accordance with the stipulations on debt maturity date of the related facility product provided in the Specification in Part IV hereunder, repay the debts under such facility; in addition, regardless of any contrary provision on the repayment schedule under any Specifications in Part IV hereunder, all outstanding debts of any Client hereof under all Specifications in this Agreement shall be repaid fully on or before the Final Maturity Date specified in Part II (Special Provision) hereunder (unless otherwise agreed by the Financing Bank).

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任何客户在还款时应以与融资资金相同的币种进行偿还; 为免疑义, 即使在根据司法判决取得人民币还款资金(或债务币种以外的其他币种还款资金)的情况下, 本协议项下客户仍有义务确保将该等还款资金通过结售汇转换为债务币种以清偿债权, 并在此后相应还款义务方可视为被解除。

For any repayment under this Agreement, any Client hereof shall use the same currency as one in which the financed funding is denominated; for avoidance of doubt, even if related funds (in CNY or any other currency other than one in which the financed funding is denominated) can be legally (via judicial judgment) made available for the repayment of the loan, the Client(s) hereof shall still be obliged to ensure that such funds would be converted into the debt original currency through the foreign exchange conversion (sell or purchase) so as to complete the repayment denominated in the same loan currency, and the corresponding repayment obligation of the Client under this Agreement will not be deemed as being completely fulfilled until the foregoing requirements on the loan repayments with the required currency have been satisfied.

7. 汇率约定

7. EXCHANGE RATE

本协议项下所有涉及抵销、计算授信额度或子额度、基准币种或可选币种的换算关系等事项中需要确定换算汇率的, 除非本协议另有明确约定, 均应由融资行按照其自行确定的汇率进行换算, 相关的汇率风险及损失均应由客户承担。

In the case where any foreign currency exchange rate is to be used to calculate the amount for, or set-off of the Total Facility Amount or the sub-facility limit(s) hereof, or is required during the determination of the conversion rate and method used for the Base Currency and the Optional Currencies or other similar issues, unless otherwise expressly provided in this Agreement, it shall be determined by the Financing Bank at its sole discretion, and any risk or loss resulting from therefore shall be borne by the Client.

8. 债务抵销及扣划授权约定

8. SET-OFF AND AUTHORIZATION TO DEDUCT

本协议项下每一客户均不可撤销的授权融资行, 若客户对于融资行有任何到期未清偿债务时, 融资行均有权无需事先通知, 即可将本协议项下客户在融资行任何账户中的款项(不论该款项存期是否已到、币种如何)直接用于偿付上述债务, 由此产生的利息或其他损失由客户承担。客户不可撤销地授权融资行有权为上述抵销目的, 以前述账户中全部或部分款项兑换或购买适当的货币以清偿债务(相关汇率由融资行自行决定), 因此导致的汇率风险因由客户承担。

Each Client hereof hereby irrevocably authorizes that the Financing Bank shall be entitled to, without any prior notice, set off any debt due and payable by the Client(s) with the amount in any of its account maintained at the Financing Bank (regardless of whether such amount of deposit is at maturity or not, or whatever the currency of such amount is denominated in); any loss in relation to the interest accrued therefore or other costs shall be borne by the Client(s). Each Client hereof hereby also irrevocably authorizes that the Financing Bank may use the entire or any part of the Client’s account balance to convert or purchase the appropriate currency as may be necessary for this purpose (the related exchange rate(s) shall be determined by the Financing Bank at its sole discretion), and   the   volatility   risks   resulting   from   such foreign exchange shall be borne by the Client(s).

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9. 费用补偿约定

9. INDEMNITY

9.1 除非相关法律另有明确的相反规定, 客户应承担与本协议有关的谈判、准备、签订、登记、履行以及任何有关本协议的修改、补充、放弃和同意的费用和成本。

9.1 Unless expressly provided by the laws to the contrary, the Client(s) hereof shall be obliged to assume all costs and expenses in relation to the negotiation, preparation, entry into, registration or performance of this Agreement, and also those relating to any amendment to, supplement of or the waiver or consent with respect to this Agreement.

9.2 除非相关法律另有明确的相反规定, 对于融资行因追索本协议及相关文件项下的到期债务或保护及执行其权利而产生的一切成本、费用及支出, 包括但不限于法律服务费及其他费用、成本及收费以及其他实际发生的费用, 客户应全额补偿融资行。

9.2 Unless expressly provided by the laws to the contrary, the Client(s) hereof shall be obliged to indemnify the Financing Bank fully against all costs, expenses and expenditures in relation to the recourse or recovery of the creditor's rights under this Agreement and other related documents, and those in relation to the protection or exercising of the rights hereof, including but not limited to the legal or other fee, costs and charges or any other disbursements occurred in this regard.

10. 罚息与复利

10. PENALTY AND COMPOUND INTEREST

10.1 罚息适用于任何逾期或挪用的金额, 并应根据本协议的约定计收。

10.1 The penalty rate shall be applicable to the amounts overdue or misappropriated according to stipulations in the Agreement.

10.2 对任何到期应付而未付的利息(包括复利), 应以罚息利率计收复利, 复利按日计算, 计收期间为从应付利息未付之日直到融资行收到了全部的应付利息及复利为止。

10.2 The compound interest shall accrue on any interest due and payable but unpaid (including any compound Interest) at the penalty rate, which shall be calculated on a daily basis from the date when such interest becomes due until the date when the Financing Bank receives in full amount of the accrued and unpaid interest, as well as compound Interest.

11. 债务证明

11. EVIDENCE OF DEBT

融资行将按照其一贯的业务操作准则, 在其会计账簿上保持一套与本协议及所有相关文件所涉及的业务活动相关的会计账目及凭证。除明显错误外, 客户均承认该有关会计账目和凭证的记录是客户债务的有效证据。

The Financing Bank will, in accordance with its ordinary course of its business operation, keep a set of accounting items and supporting documents which are related to the business activities specified in this Agreement and other related documents. Unless for those being proven as an explicit error, each Client hereof hereby acknowledges that such accounting items and supporting documents shall be the effective evidences for the debt obligations of the Client. to the Financing Bank.

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12. 通知

12. COMMUNICATIONS

12.1 通知应采用挂号信、专人递送、传真或电子邮件的方式, 需要传递的通知或文件应送达到本协议开头签署页所列的当事方地址, 若有变更, 应提前至少 15 天书面通知对方。

12.1 Each communication hereunder shall be made by registered mail, courier delivery, facsimile or e-mail. The address used for any communication or delivered of documents between the concerned parties shall be one(s) stated on the Execution Page of this Agreement; in case of any change to the foregoing address, the changing party shall notify the other party by at least 15-day prior written notice.

12.2 通知或文件的送达确认方式如下: 采用传真或电子邮件方式的, 视为在发送之日送达; 采用挂号信方式的, 为挂号信寄发之日起的七个营业日后视为送达; 采用专人递送方式的, 视为在送到本协议签署页中载明的地址并签收后送达。尽管有上述约定, 但向融资行发出或交付的所有通知、文件均须在融资行实际收到时被视为已经送达。 12.2 Any communication or delivery of document hereunder shall be deemed as effectively made as below: for the communication or delivery made by facsimile or e-mail, the date of sending; for the communication or delivery made by the registered mail, when 7 Business Days elapsed from the mailing date, for the communication or delivery made by courier delivery, when delivered at the address specified in the Execution Page of this Agreement and signed for receipt. Notwithstanding the foregoing, any communication or document to be made or delivered to the Financing Bank shall only be deemed effective on the day of actual receipt by the Financing Bank.

12.3 客户同意任何公文、传票、命令、判决或其他司法文件若寄到、送到或留置在其在本协议签署页中载明的地址即视为对客户生效并有约束力。

12.3 Each Client hereof agrees that any writ, summon, order, judgment or other legal documents shall be deemed duly and sufficiently served on it only if addressed to it and left at or sent by post to its address specified in the Execution Page of this Agreement.

13. 违约事件 13. EVENTS OF DEFAULT

13.1 下述任一事件均构成本协议项下全体客户在本协议项下之违约:

13.1 Each of the following events shall constitute and deemed as an Event of Default of all Clients under this Agreement:

(a)  任何客户未依本协议约定按时足额支付任何到期应付的本息或其他款项;

(a)  Any Client’s failure to pay any principal, interest or other sum due and payable under this Agreement on the due date ;

(b)  任何客户未遵守在本协议或相关文件中所作的陈述或保证, 或存在或被证明存在该等陈述与保证于被作出或视为被作出时在重大方面存在不真实或不正确之情形;

(b)  Any Client’s failure to comply with any representation or warranty made by such Client under this Agreement or any related document, or any representation or warranty hereof is or is proved to be unreal or incorrect in any material respect at the time when such representation or warranty is made or deemed to be made;

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(c)  任何客户未履行或遵守本协议第 3 条、第 4 条、第 5 条中规定的全部承诺, 或违反本协议其他条款;

(c)  Any Client’s failure to perform or observe any of its undertakings or covenants under Clause 3, Clause 4 or Clause 5 hereof, or any other provisions of this Agreement;

(d)  任何客户卷入或可能卷入清算、破产、重整、接管等法律程序, 或发生被指定接管人、管理人、托管人或类似人员等情形, 或其任何或全部资产或收入遭遇上述程序或情形;

(d)  In any situation where any Client hereof is or will be involved in any liquidation, bankruptcy, reorganization, takeover or any other similar legal proceedings, or any receiver, administrator, trustee or other similar staff is designated to take over any Client hereof, or any or all of the assets or revenues of any Client hereof is involved in the aforesaid proceeding or situations;

(e)  任何客户卷入或可能卷入任何诉讼、仲裁、行政程序或其他类似程序或遭遇该类程序的威胁, 并且(依融资行的合理判断)有可能限制或对客户履行、执行或遵守本协议项下的义务的能力造成重大不利影响的;

(e)  In any situation where the Client is or will be involved in any litigation, arbitration, administrative proceedings or other similar proceedings or being threaten by the foresaid circumstances, which, in the reasonable judgment of the Financing Bank, may restrain or lead to a material adverse effect on the Client’s ability to perform, enforce or comply with its obligations under the Agreement;

(f)  任何客户的全部或主要资产或收入被扣押、查封、征收、强制执行或被采取了具有同样效力的其他措施, 或者任何客户的经营、资产或财务等状况发生重大不利变化, 或发生其他情况可能导致任何客户履行本协议项下的义务的能力受到重大不利影响;

(f)  In any situation where the majority or all of any Client’s assets or revenues are detained, seized, expropriated, or enforced under a compulsory enforcement proceedings or any other similar circumstances, or the occurrence of any material adverse change in the business, assets or financial condition of any Client, or other situations which may lead to a material adverse effect on any Client’s ability to perform its obligations under the Agreement;

(g)  任何客户利用关联交易或与关联方串通损害融资行利益;

(g)  In any situation where any Client infringes any benefits or interests of the Financing Bank as a result of its engagement with related parties in conspiracy and such related transactions;

(h) 任何客户的股东或控制权结构不再符合融资行在本协议项下所作要求;

(h) Any Client’s ownership and shareholder structure no longer meets the requirements set by the Financing Bank under this Agreement;

(i) 任何客户突破本协议约定的授信总额度、各子额度限额或财务指标约束(如有)的;

(i) Any breach or exceeding of the stipulated Total Facility Amount, any of the sub-limits under specifications or any other financial covenants (if any) by any Client hereof;

(j) 任何客户未按约定用途使用本协议项下授信额度或贷款的;

(j) Any Client’s failure to use the Facility/loan proceeds in accordance with the purposes as stipulated herein;

(k) 任何客户未按约定方式进行贷款资金支付的, 或任何客户故意以化整为零的方式规避受托支付, 或未及时履行发票等付款信息及资料提供义务, 或所提交资料虚假或与贷款用途不相符;

(k) Any Client’s failure to use the funds under the Facility in accordance with the disbursement method stipulated herein, or any such out-of-compliance situations arising from any Client’s attempt to avoid the mandatory requirement of the Entrusted Payment Method by splitting a large amount into several smaller drawdowns or payments, or not providing the payment information (including invoice information) and other materials in a timely manner, or the materials provided by any Client being false or inconsistent with the purposes of the Facility/loan hereof;

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(l) 任何客户在以其为当事人之一的其他协议或文件项下发生违约事件, 并且(依融资行合理判断)可能限制或对客户履行、执行或遵守本协议项下的义务的能力造成重大不利影响; 为免疑义, 就本项而言, 只要发生以下任一情形, 即应视为已构成本条前述之“重大不利影响”: (i)任何客户在其与融资行签署的除本协议以外的其他融资文件项下发生任何违约; 或(ii)任何客户在其与融资行以外的其他金融机构所签署的融资文件项下发生任何违约; 或(iii)任何客户在其与金融机构以外机构签署的合同项下发生违约, 且违约所涉金额达到等值 10 万美金的。

(l) Any occurrence of an event of default by any Client under the agreement or document to which such Client is a party, which, in the reasonable judgment of the Financing Bank, may lead to a restriction or material adverse effect on the Client’s ability to perform, enforce or comply with its obligations under the Agreement; For avoidance of any doubt, if, any of the following occurs, it shall constitute a material adverse effect stated in this clause: (i) any contractual breach of any Client hereof under any financing documents other than this Agreement, entered into by and between such Client and the Financing Bank; (ii) any contractual breach of any Client hereof under any finance document entered into by and between such Client and any financial institution other than the Financing Bank under this Agreement; or (iii) any contractual breach of any Client hereof under any agreement entered into by and between such Client and any party other than the financial institution, whereby the amount related to such default is equal to or exceeds USD10,000.00 or its equivalents in other currency;

(m) 任何担保文件未成立、被撤销、被解除或被宣布无效或不再具有可执行性, 或任何担保文件项下担保人或保证人发生违约的; 及

(m) If any of the security documents hereof becomes ineffective, or is canceled, dismissed, declared as null and void, or is no longer enforceable, or any security provider or guarantor defaults under the security documents hereof; and

(n) 发生任何其他情况或行为, 并(依融资行自行判断)有可能对客户的履约能力或融资行利益造成不利影响的。

(n) any other circumstances or acts, which, in the sole judgment of the Financing Bank, may lead to a material adverse effect on any Client's ability to perform this Agreement or the benefits of the Financing Bank.

13.2一旦发生任一上述违约事件(无论客户是否已向融资行发出了通知), 只要融资行未得到满意的补救, 则融资行有权立即 通知本协议项下全部或部分客户并宣布取消全部或部分客户在本协议项下的全部(或部分)未使用之额度, 及/或要求任何客户立即偿还本协议项下全部(或部分)未清偿债务(无论是否到期); 融资行有权在违约事件发生后视情形采取包括但不限于改变贷款资金支付方式、行使抵消权或扣划任何客户账户、执行担保项下权利以及中国法律允许的任何其他措施。

13.2 Upon the occurrence of any Event of Default provided herein (regardless of whether related notice has been given by the Client(s) to the Financing Bank), so long as such Event of Default has not yet been cured to the satisfaction of the Financing Bank, the Financing Bank shall have the right to notify any or all Clients hereof immediately and declare the cancellation of any or all of the unutilised facility provided herein, and/or require any Client hereof to immediately repay any or all outstanding debt amount under the Facility (regardless of whether or not due); in addition, the Financing Bank shall also have the right to take any or all measures (as the case may be) after the occurrence of  the  Event  of  Default:  change  the  disbursement method of loan proceeds, set off or deduct the accounts of any Client hereof, enforce the security interest under any collaterals or take any other measures permitted under the laws of the P.R. China.

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13.3若本协议项下额度系用于贷款以外的其他产品(“非贷款品种授信”), 例如开立信用证、保函或类似形式之或有债务性融资产品的, 则发生违约事件时, 本协议项下任何客户均应 根据融资行要求立即归还或补偿融资行此类产品的名义金额, 或提供令融资行满足的其他担保, 而无论融资行在非贷款品种授信项下之付款责任或垫付资金行为是否已实际发生。

13.3 In the event that any Facility hereof is used for the product type other than the loan (“Non-loan Facility”), such as for purpose of the issuance of the Letter of Credit, Letter of Guarantee or any such similar product type with contingent liability, then, upon the occurrence of the Event of Default, any Client hereof shall, per the requirements of the Financing Bank, immediately repay or indemnify the Financing Bank with the nominal amount obligation of such Non-loan Facility products, regardless of whether the actual liability under such Non-loan Facility has been borne or paid by the Financing Bank.

14. 转让与转移

14. ASSIGNMENT AND TRANSFER

14.1 未经融资行事先书面同意, 本协议项下任何客户不得向第三方转让本协议项下的任何权利、利益或义务。

14.1 Without the prior written consent of the Financing Bank, any Client hereof shall not assign or transfer any of its rights, benefits and obligations hereunder to other parties.

14.2 本协议项下客户均在此同意并确认, 融资行有权(无需另行征 求客户同意)随时转让本协议项下的全部或部分权利、利益或义务, 并且有权在认为必要时向任何存在或潜在的受让方或相关人士披露客户的有关信息。

14.2 Each Client hereof hereby agrees and confirms: the Financing Bank may, without obtaining consent from any Client hereof, assign or transfer any or all of its rights, benefits or obligations under this Agreement at any time; also as deemed necessary, the Financing Bank shall have the right to disclose to any actual or potential assignee or related person such information about the Client(s) hereof at the time or manner in which the Financing Bank deems appropriate.

15. 生效条款

15. EFFECTIVENESS

15.1 本协议自融资行与客户有权签字人签字并加盖公章后生效, 并将持续有效直至客户履行完毕本协议项下的全部义务。

15.1 This Agreement shall become effective and in full force after it has been duly signed by the authorized person(s) of the Client(s) and the Financing Bank and sealed with related common chops, and shall remain effective until all the obligations of the Client(s) under this Agreement have been completely fulfilled to the Financing Bank’s satisfaction.

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15.2 对本协议的任何变更应取得融资行的事先书面同意, 并应采取书面形式进行。

15.2 Any alteration to this Agreement shall be made with a prior written consent of the Financing Bank and executed in the written form.

16. 无预扣

16. NO WITHHOLDING

本协议下客户应付的所有款项应予全额支付, 无任何抵销或反索赔
或任何限制或条件, 也不附带任何税项或其他任何性质的扣减或预提。
如果客户或其他人、商行、公司或其他实体依据任何法律或法规须从任何付款中作出任何税务或其他扣减或预提, 客户应在支付该等款项时, 同时支付额外款项, 确保融资行收到的款项除去税务、扣减和预提后金额为如没有该等扣减或预提的情况下融资行应收到的全部款项。

All sums payable by the Client(s) under the Agreement shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature. If any Client hereof or any other person, firm, company or other entity is required by any law or regulation to make any deduction or withholding on account of tax or otherwise from any payment, such Client shall, together with its payment due to the Financing Bank, pay such additional amount so as to ensure that the Financing Bank shall receive all amounts due that should have been received by the Financing Bank, as if there is no such deduction or withholding occurred.

17. 利率适用、调整和市场紊乱

17. INTEREST RATE SELECTION, ADJUSTMENT AND MARKET DISRUPTION

17.1 本协议项下适用之利率应当符合中国监管机构相关要求。客户在向融资行提交提款通知书之前, 应当事先向融资行询问所适用的利率。融资行应当根据本协议业务条款相关条款决定所适用利率的基础是基于 LIBOR、WSJ PRIME RATE 或其他基础利率, 并告知客户在该笔提款/所提用额度所适用的利率。若客户提交提款通知书后发生市场变动, 融资行将相应通知客户且客户应接受该等修改后之利率。最终利率将以融资行之提款确认或书面确认为准。

17.1 The Interest Rate applied hereunder shall be compliant with the requirements of Chinese regulatory authorities. Before submitting the Drawdown Notice to the Financing Bank, the Client shall inquire with the Financing Bank the Interest Rate. The Financing Bank shall determine the base of the applicable interest rate whether on LIBOR, WSJ PRIME RATE or other base rate pursuant to the relevant stipulations herein, and inform the Client of the Interest Rate applicable for such loan drawdown or facility utilization. In case of market rate changes after the Client has submitted the Drawdown Notice, the Financing Bank will inform the Client accordingly and the Client agree to accept such revised Interest Rate. The final Interest Rate will be confirmed by the Financing Bank in writing in the Drawdown confirmation or other financial advice.

17.2 在额度期限内, 如果因任何原因融资行无法取得该作为利率 计算基础的 LIBOR 或 WSJ PRIME RATE 或已约定的其他基础利率的, 则客户应与融资行就本协议项下的适用利率进行协商以确定利率标准, 如在协商开始后的十个营业日内无法达成一致意见, 则客户未使用之额度将被取消, 且客户立即偿还本协议项下所有未清偿债务(无论是否到期)。若额度系用于开立保函或信用证或类似形式之或有债务性融资产品的, 则客户应归还或补偿融资行此类产品的名义金额, 而无论融资行之付款责任或垫付资金行为是否已实际发生。

17.2 If, during the Facility Validity Period hereof, the Financing Bank could not acquire the rate of LIBOR, WSJ PRIME RATE or other stipulated base rate to calculate the Interest Rate, the Financing Bank will negotiate with the Client(s) to set an applicable interest rate. If no agreement is reached within 10 Business Days, the Facility (to the extent unutilised) shall be cancelled and all outstanding amounts under this Agreement (regardless of whether or not due) shall be repaid immediately. In case of any Facility that is used for the issuance of Letter of Credit, Letter of Guarantee or any such similar product type with contingent liability, the Client(s) hereof shall immediately repay or indemnify the Financing Bank with the nominal amount of such products, regardless of whether the actual liability under such Non-loan Facility has been borne or paid by the Financing Bank.

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17.3为免疑义:

17.3 For avoidance of any doubt:

“LIBOR”是指伦敦银行同业拆放利率, 并以每个利息期开始之前两个银行营业日的中午 11 点钟左右(伦敦时间)由伦敦银行家协会在路透屏幕 LIBOR01 页面公布的数值为准。若上述 LIBOR 因故无法获得, 则本协议中的“LIBOR”是指在一个营业日结束营业时出现在路透屏幕 LIBOR 页面的伦敦银行间美元存款(等值于本协议项下提款金额)的利率报价之年利率; 若路透屏幕 LIBOR 页面出现了多个利率, 则本协议项下适用的利率应为上述多个利率的算术平均值。

“LIBOR” refers to the London Interbank Offered Rate as published by the British Bankers Association on “Reuters Screen LIBOR01 Page at or about 11 o’clock a.m. London time two Business Days before the beginning of the respective interest period. If for any reason such rate is not available, the term "LIBOR" shall mean the rate per annum appearing on Reuters Screen LIBOR Page as the London interbank offered rate for deposits in U.S. Dollars at the close of business on the immediately preceding Business Day or its equivalent for a sum of U.S. Dollars equal or comparable to the amount of the applicable advance; provided, however, if more than one rate is specified on Reuters Screen LIBOR Page, the applicable rate shall be the arithmetic mean of all such rates.

“WSJ PRIME RATE”是指 Wall Street Journal Prime rate, 也即: 以下两者之较高者: (a)3.25%及(b) 由 Wall Street Journal 在其“Money Rate”部分不时公布为“prime rate”(最优惠利率)的、且在美国届时有效的年利率; 倘若 Wall Street Journal 不再公布此等利率的, 则WSJ PRIME RATE 应指融资行宣布为其“prime rate”(最优惠利率)的、且在其美国加利福尼亚州的主要营业地届时有效的年利率, 即使该利率并非融资行的最低利率。

“WSJ PRIME RATE” refers to the Wall Street Journal Prime rate, which means the greater of (a) 3.25% and (b) the rate of interest per annum from time to time published in the “Money Rate” section of the Wall Street Journal as the “prime rate” then in effect in the United States of America; provided that if such rate of interest is no longer published therein, the “WSJ PRIME RATE” shall mean the rate of interest per annum announced by the Financing Bank as its “prime rate” in effect at its principal office in the state of California, even if it is not the Financing Bank’s lowest rate.

18. 印花税

18. STAMP DUTY

融资行和客户将根据《中华人民共和国印花税暂行条例》及其施行细则以及任何其他相关法律的规定, 依法缴付印花税。

The Financing Bank and the Client(s) shall pay the stamp duty in accordance with the Interim Regulations of the P.R. China on Stamp Duties, the related implementation rules and any other provisions in this regard.

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19. 多客户安排

19. MULTI-CLIENT ARRANGEMENT

19.1为免疑义, 若本协议项下存在多个客户作为借款人的, 则除非本协议另有明确规定, 以下规则应适用:

19.1 For the avoidance of doubt, if more than one Client exists herein as the borrower, then, unless otherwise expressly provided in this Agreement, the following rules shall be applied:

(a)  本协议提及“客户”时, 均意指任一及/或所有客户;

(a)  In case that a “Client” is referred to in this Agreement, it means any and/or all Client(s) hereunder;

(b)  本协议项下所有有关客户义务的约定或规定, 均应理解为同时及/或分别适用于本协议项下每一客户;

(b)  All stipulations or provisions in relation to any Client’s obligations provided in this Agreement shall be understood as being binding and applicable simultaneously and/or separately to each Client hereof;

(c)  本协议中提及或由客户作出的陈述、保证或承诺事项等, 均视为每一单个客户分别作出此等陈述、保证或承诺事项;

(c)  Any representation, undertaking or covenant and similar matters referred to or made by “the Client” in this Agreement, shall be deemed as being separately made by each Client hereof;

(d)  本协议项下所有有关客户权利的约定或规定, 均可由每一单个客户分别独立行使;

(d)  Any stipulations or provisions in relation to the Client’s rights may be applicable and exercise separately by each Client hereof;

(e)  本协议中提及各项额度限额(如授信总额度及任何其他子额度)的计算、管理和控制时, 应理解为系就本协议项下所有客户关于该项额度的提用情况进行统计;

(e)  In the case of the calculation, management or control of any Facility limit hereunder (such as Total Facility Amount and any other sub-facility limit), the calculation under such limit(s) shall be understood as being based on all of the Clients heroef;

(f)  本协议中提及客户不符合要求或违反相关义务情形时, 均视为任一单个客户发生不符合要求或违反相关义务的情形。

(f)  If any circumstance relating to the non-compliance or violation of any requirements hereof is mentioned in this Agreement with the wording of “the Client”, it shall be understood as that such non-compliance or violation being caused by any single Client hereof.

19.2 本协议项下存在多个客户时, 每一客户均对其他客户在本协 议项下发生的任何债务互负连带清偿义务。且任何客户的违 约应视为其他任一客户及所有客户的违约。

19.2 In the case that more than one Client exists herein, each Client hereunder shall bear joint and several liabilities for the indebtedness of any other Client hereunder. And the default of any Client hereunder shall be deemed as the default of any other and/or all Clients hereof.

19.3 在任何时候, 任一单个客户依据本协议约定申请提用本协议下项下授信额度的前提应包括以下条件:

19.3 At any time, the conditions precedent to the utilisation of the Facility hereof for any one of the Clients hereof in accordance with the Agreement, shall include:

(a)  本协议下项下有充足的可用额度; 且

(a)  Sufficient Available Facility Amount remains; and

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(b)  就该客户所申请提用的具体业务额度而言, 在扣除所有客户(包括该申请客户本身)就该类业务品种额度已提用未清偿的所有额度后仍有足够余额; 为免疑义, 前述已提用未清偿的额度包括融资行未解除付款责任或融资行未受足额偿付的款项(不论是否为或有负债); 且

(b)  In respect of the product type requested by the Client, after deduction of the aggregate of all outstanding utilisations of all Clients hereof (including the Client requests this time) under this product type, sufficient balance remains; for the avoidance of any doubt, the foresaid outstanding utilisation includes those for which the obligation of payment (whether belonging to the contingent liabilities or not) of the Financing Bank has not been released or reimbursed; and

(c)  若所提用币种为可选币种时, 该可选币种的提用金额于提用日可为融资行获得; 且

(c)  In case of utilisation in any Optional Currency, such amount of optional Currency is available by the Financing Bank at the drawdown date concerned; and

(d)  无违反本协议项下任何限额或限制的情形发生或即将发生; 且

(d)  No breach of any limit of facility hereunder occurs or is to be occurred; and

(e)  前述额度计算涉及汇率换算的, 按本部分第 7 条约定处理。

(e)  If any calculation or exchange conversion in connection with the items above is involved, it shall be referred to the stipulation of Clause 7 in Part III hereunder.

19.4在任何时候, 所有客户在本协议项下所提用的未清偿各类额度及各类额度之和, 均应分别符合本协议有关授信总额度及子额度的规定。融资行有权随时计算前述额度, 并在认为必要时通知任一客户额度不足之状况并要求任一客户提前清偿相关债务。

19.4 At any time, both the outstanding facility utilized by all Clients under every product type and the aggregated facility amount under this Agreement shall be in compliance with the requirements of the Total Facility Amount and the sub-limit provided hereunder respectively. The Financing Bank shall have the right to calculate the concerned facility from time to time, and at its sole discretion inform any Client hereof of the event of insufficient balance under any kind of facility limit and request any Client hereunder to prepay the relevant indebtedness.

20. 杂 项

20. MISCELLANEOUS

20.1本协议适用中国法律(为本协议目的, 不包含香港、澳门及台湾地区的法律)。本协议项下或与本协议相关的任何争议均应接受融资行住所地法院的排他性管辖。

20.1 The Agreement shall be governed by and construed in accordance with the laws of the P.R.China (for the purpose hereof, excluding the laws of Hong Kong, Macau and Taiwan area). Any dispute arising out of or in connection with the Agreement shall be resorted to the exclusive jurisdiction of the court where the Financing Bank is located.

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20.2 本协议由五部分组成, 包括第一部分(签署页)、第二部分(特别条款)、第三部分(一般条款)、第四部分(业务条款)以及第五部分(附件); 该五部分构成不可分割的完整整体, 应当共同理解和阅读。本协议生效后, 将与本协议的附件(包括但不限于已实际签署的提款通知书或提款确认函或业务申请文件)共同作为融资行与客户就本协议项下授信相关事项的完整协议, 并取代之前双方达成的关于上述事项的任何口头或书面的类似约定。

20.2 The Agreement consists of five parts, namely Part I - Execution Page, Part II - Special Provision, Part III - General Provision, Part IV - Specification and Part V - Schedule; these five parts constitute an indivisible integrity and shall be understood and read as a whole. When the Agreement becomes effective and in full force, the Agreement together with any related schedule (including but not limited to any executed drawdown notice, drawdown confirmation or application documents) embodies the entire agreement entered into by and between the Financing Bank and the Client(s) as to the facility granting issues provided herein, which shall supersede any oral or written agreement or similar stipulations in this regard previously agreed by the Financing Bank and the Client.

20.3 若由于任何法律的生效、执行或修改, 或任何法律的解释或适用上发生变化, 从而导致融资行为客户提供或维持本协议项下授信额度、或提供本协议项下全部或部分融资、或履行其在本协议项下任何义务或在本协议项下收取利息成为非法或在法律上不可行, 则融资行有权通知客户取消本协议项下额度并且要求任何已使用额度立即到期并偿还, 在上述情形下, 融资行可以(但无义务)与客户善意协商采取各方均可接受的替代处理办法。

20.3 Where the introduction, imposition or variation of any law or any change in the interpretation or application of any law makes it unlawful or impractical without breaching such law for the Financing Bank to provide or maintain all or part of the Facility or to fund all or part of the Facility or to carry out any or all of its other obligations under the Agreement or to charge or receive interest at the rate or rates applicable, then the Financing Bank shall have the right to notify the Client(s) hereof that any or all of the remaining facility availability shall be cancelled, and/or any or all of the facility utilised shall become immediately due and repayable by the Client(s). In any such event, the Financing Bank may (but shall not be obliged to) negotiate with the Client(s) hereof in good faith for any substitute arrangements acceptable to all parties.

20.4 本协议部分条款无效或不可执行不影响其他条款的效力及可执行。

20.4 The invalidity and unenforceability of any provision of the Agreement shall not affect the validity or enforceability of any other provisions under this Agreement.

20.5 融资行未行使或推迟行使任何权利或违约救济不得被视为弃权; 融资行行使一项或部分权利或违约救济不得被视为放弃了其他权利或违约救济。本协议中规定的融资行的权利及违约救济是累积性的, 不排斥融资行根据法律规定而享有的其他权利或违约救济。

20.5 The Financing Bank’s failure to exercise, or any delay in exercising any of its rights and remedies shall not represent or imply as a waiver thereof, nor shall any single or partial exercising of any right or remedy prevent any further or other exercising of the rights or remedies thereof. The rights and remedies provided herein shall be accumulative and shall not exclude any other rights or remedies that the Financing Bank may have in accordance with the laws.

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20.6 除非本协议另有约定, 客户在此不可撤销的同意: 对于与本协议相关的任何信息, 融资行除了可以根据任何法律、政府机构及监管部门的要求进行披露外, 还可向其总部、分支机构、关联机构、顾问以及这些机构所聘请的人员进行披露。

20.6 Unless otherwise provided herein, the Client(s) hereof hereby irrevocably agrees that the Financing Bank may, in addition to the disclosure of any information relating to the Agreement per the requirements of any laws, governments and regulatory authority, disclose such information to its head offices, branches, subsidiaries, affiliates and advisors and their respective employees.

20.7 本协议项下的标题仅为参阅方便之用, 不作为本协议内容解释的依据。本协议中所提及的“营业日”, 均是指融资行在其所在地正常对外营业的时间。

20.7 The headings under this Agreement are provided only for purpose of reference, which shall not be deemed as the basis of any interpretation to the contents of this Agreement. Any reference to the “Business Day” in this Agreement shall refer to a date on which the Financing Bank is open for business in the place where it is located.

20.8 本协议以中文和英文书就, 若两种语言版本的内容发生任何不一致, 则应以中文为准。

20.8 This Agreement is being expressed in both Chinese and English. However, in the event of any inconsistency between these two versions, the Chinese version shall always prevail.

20.9 本协议置备正本若干, 具有同等法律效力; 融资行与客户各执一份正本。若涉及抵押、质押登记或其他用途时, 协议正本相应增加。

20.9 This Agreement will be executed in several original counterparts with the same legal effect; the Financing Bank and each Client hereof shall keep one original copy. If required, additional original counterparts may be increased for registration of mortgage, pledge or other purposes.

-     一般条款末尾     -

-     End of General Provision     -

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业务条款

Specification

业务品种: 应收账池贷款	类别: 短期融资
Product Type: Pooled A/R Loan	Category: Short-term Finance

本业务条款适用于应收账池贷款业务, 本协议项下发放的每笔应收账池贷款应符合以下条款与条件。

This Specification is used for the granting of the Pooled A/R Loan. Each Pooled A/R Loan shall be in compliance with the terms and conditions set forth below.

业务额度 Pooled A/R Loan Limit	基准币种 Base Currency	可选币种 Optional Currency
	金额/Amount: 美元/USD2,000,000.00 大写/in words: 美元贰佰万元整 TWO MILLION US DOLLOR	币种 1 Currency 1	不适用 N/A
		币种 2 Currency 2	不适用 N/A
		币种 3 Currency 3	不适用 N/A
循环 Revolving	可循环 Revolving
可动用期 Availability Period	在本业务额度到期日前均可使用 Available before the Maturity Date of the Loan Limit of the Specification
用途 Purpose	用于满足企业日常的流动资金开支 To finance daily working capitalneeds
业务额度到期日 Maturity Date of the Loan Limit	自本业务额度首次提款之日起 12 个月届满之日, 但首次提款不得晚于 2015 年 09 月 30 日 12 months from the date of first drawdown under this specification, but the first drawdown shall no later than September 30th, 2015
最小提款额 Minimum Drawdown Amount	不适用 N/A	不适用 N/A
用款期(月数) Loan Tenor Period (Month)	不超过 12 个月 Up to 12 months allowed	不适用 N/A
贷款利率 Interest Rate

LIBOR(☐1 个月 ☑3 个月 ☐6 个月 ☐12 个月)加 6.70%(年利率)利差

LIBOR(☐1 month ☑3 months ☐6 months ☐12 months) plus Margin 6.70%(p.a.)

(利率以融资行的提款确认或书面确认所载为准)

(the final applicable interest rate for each drawdown hereof shall be that stated in the written or drawdown confirmation by the Financing Bank.

利息期(月数) Interest Period (Month)	1	不适用 N/A
提前还款最低限额 Minimum Prepayment Amount	不适用 N/A	不适用 N/A
罚息利率 Penalty Interest Rate	逾期罚息/Overdue Penalty Rate: 所适用贷款利率加 5%(年利率) Applicable Interest Rate plus 5% p.a.

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

挪用罚息/Misappropriation Penalty Rate: 所适用贷款利率加 5%(年利率) Applicable Interest Rate plus 5% p.a.
应收账池财务指标 Borrowing Formula

融资率: 在任何时点, 客户在本业务条款项下的未清偿贷款余额, 不得超过客户应

收账池中的合格应收账款余额的 80%与播思通讯技术 (北京) 有限公司 (亦作为本协议之“担保人”) 应收账池中的合格应收账款余额的 60%之和。

Advance Rate: at any time, the outstanding amount under this Specification shall not exceed 80% of total Eligible Accounts Receivable in the A/R pool of the Client plus 60% of total Eligible Accounts Receivable in the A/R pool of Borqs Beijing Ltd. (the Guarantor under this Agreement).

合格应收账款不包括且不限于: 账龄超过 90 天的应收账款, 抵消账户及预计可抵消的递延收入账户产生的应收账款, 关联交易产生的应收账款, 政府账户(除非根据债权转让)产生的应收账款, 单一债务人集中度超过 25%的应收账款(基于客户总的应收账款)。未开具发票的应收账款也是不合格的。

Eligible Accounts shall exclude, but are not limited to, the following: Accounts greater than 90 days from invoice date; Contra accounts and accounts with potential off-set with deferred revenue; Affiliate accounts; Government accounts (unless under an assignment of claims); Amounts exceeding 25% concentration limit (of the Client’s total AR base) for a single debtor. Unbilled A/R is not eligible.

费用 Fee
贷款支付方式 Disbursement Method	受托支付 Entrusted Payment
融资行有权根据实际情形调整和变更贷款支付方式。 The Financing Bank reserves the right to adjust or alter the loan proceeds disbursement method depending on the actual situation.
还款日 Repayment Date	还款计划/Repayment schedule:
本金于到期日偿还。 Principal due at maturity.
且, 利息应每月支付一次。 And, Interest shall be paid monthly.
财务约定 Financial Covenants
其他补充约定(如有) Other stipulations(if any)

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

用途

Purpose

本协议项下应收账池贷款业务项下的业务额度是本协议特别 条款中所规定的授信总额度的分项子额度, 仅限用于补充一般流动资金或满足公司日常经营所需, 不得用于固定资产、股权等投资, 不得用于国家禁止生产、经营的领域和用途。流动资金贷款不得挪用, 融资行有权随时检查、监督客户流动资金贷款的使用情况。

The Pooled A/R Loan Limit is a sub-limit of the Total Facility  Amount stipulated in Special Provision of this Agreement, which can only be used for the working capital purpose or the Client’s normal business operations, but cannot be used for investment(s) over fixed assets, equity or any others, or be used in areas or for purposes for which the production or operation is prohibited by the government. No misappropriation of the loan proceeds hereof is allowed, and the Financing Bank shall have the full right to examine and monitor the Client’s usage of the loan proceeds hereof at any time.

合格应收账款和应收帐池

Eligible Account Receivable and A/R Pool

作为提用本业务条款项下额度的前提, 客户应按月(或在融资行要求的任何其他时间)首先向融资行提供足够的以其为债权人的应收账款信息。融资行将使用经其接受的应收账款(以下简称为“合格应收账款”, 具体有关要求另附)为基础建立客户在本业务条款项下的可借款额度(“借款基础”)。

As a condition precedent to the drawdown under this Specification, the Client shall, monthly, or anytime requested by the Financing Bank, provide sufficient information in relation to the accounts receivable to which the Client is the creditor. The Financing Bank will use those accounts receivable that are deemed acceptable by the Financing Bank (the “Eligible Account Receivable”; please refer to Schedule for more detailed criteria) as the basis to establish borrowing availability under this Specification (the “Borrowing Base”).

客户应当按照融资行要求, 在每月月末后的三十(30)天内(或按融资行不时要求的频率)向融资行提交其应收账款以及应付款项的增减变动的最新情况, 并完成融资行要求的每月借款基础信息表以更新和计算每月的借款基础信息。

The Client shall, pursuant to the requirements of the Financing Bank, submit to the Financing Bank with updated information relating to the change or variation of its accounts receivable and accounts payable within 30 days of each month end (or other time frequency requested by the Financing Bank from time to time), along with the monthly Borrowing Base calculation by completing the related Borrowing Base Certificate required by the Financing Bank.

融资行有权根据经其随时计算的合格应收账款情况及有关的客户借款基础情况, 并根据有关应收账款合格程度以及客户维持本业务条款所要求的财务指标及其他约定之能力, 全权决定客户在本业务条款项下任何时点的可以动用的应收账池项下最高业务额度, 决定是否同意(i)在当前业务额度项下客户的进一步提款申请, 或(ii)要求客户在超额放款情形下强制提前归还本业务条款项下全部或部分债务。为免疑义, 若根据融资行全权判断, 客户的应收账款借款基础指标不足以覆盖本业务条款项下已发放的贷款余额时, 即构成“超额放款”情形的发生。前述“超额放款”之数额等于全部应收账池贷款的未清偿贷款与经融资行确定的最近的应收账款借款基础金额之间的差额。

The Financing Bank shall be entitled to, in accordance with the status of the Eligible Accounts Receivable and the associated Borrowing Base calculated from time to time, and based on the Accounts Receivable’s eligibility and the Client’s ability to remain compliance with financial covenants and other covenants under this Specification, determine at its sole discretion the total Pooled A/R Borrowing Base amount that may be used by the Client at each time, and determine whether or not (i)to accept the following drawdown application of the Client, or (ii) to require the Client to make a mandatory repayment on any or all of its debts in an Over-Advance situation. For avoidance of the doubt, an Over-Advance situation occurs when the Client’s Accounts Receivable Borrowing Base is deemed, at the Financing Bank’s  sole  discretion,  insufficient  to  cover  the  already disbursed   loan   amount   under   this   Specification.  Such Over-advance amount is equal to the difference between the total Account Receivable loan outstanding hereof and the most recent Account Receivable Borrowing Base available amount determined by the Financing Bank.

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

只要本业务条款项下债务尚未清偿完毕, 客户同意其将履行所有相关承诺以确保始终遵守本业务条款要求的全部应收账池财务指标及其他相关约定。

Until all debt obligations under this Specification have been fully repaid, the Client agrees that it would fulfill all undertaking required to remain in compliance with all financial covenants and other related requirements under this Specification

提款

Drawdown

除本协议第三部分(一般条款)另有特别约定外, 客户应当至少提前 3 个营业日向融资行提交《提款通知书》(且如为受托支付的, 还应包括支付委托条款; 格式均可参见附件)供融资行审查。该通知书应当书写完整并经客户适当签署。除非融资行书面同意客户撤回该通知书, 否则该通知书不可撤销。如指定的提款日不是营业日, 则提款应推迟于其后的第一个营业日进行。本业务条款项下提款的批准受限于应收帐池财务指标的满足并由融资行全权酌定。

Unless otherwise stipulated in Part III - General Provision, the Client shall, at least 3 Business Days before the drawdown date, submit to the Financing Bank the Drawdown Notice (which shall contain a clause of payment authorization in case that the disbursement of loan is the Entrusted Payment Method; please see Schedules for reference format) for the approval by the Financing Bank. This Notice shall be in written form, completely and duly signed and sealed. The Notice shall be deemed irrevocable unless written consent for the Client’s withdrawal is given by the Financing Bank. If a designated drawdown date is not a Business Day, the drawdown shall be postponed to the first following Business Day. The approval of the drawdown request shall be subject to the satisfaction of all financial indices and requirements hereof, and be determined by the Financing Bank at its sole discretion.

利率、利息计算和利息支付

Interest, Interest Calculation and Interest Payment

贷款利率应根据融资行认可的基础利率及约定利差(或者融资行同意的其他利率确定方式)于提款时确定, 并以经融资行确认的《提款通知书》所载为准。

The applicable Interest Rate of each drawdown shall be calculated based on the base rate plus the margin confirmed by the Financing Bank (or any other interest determining method agreed by the Financing Bank), and be determined before the drawdown with a drawdown notice confirmed by the Financing Bank.

对于每笔提款, 利息应在各利息期的最后一天(应为每个月的第二十天或经融资行同意的其他日期, 即“付息日”)到期应付。每笔提款的利息期自该笔提款的提款日起算(“起始日”), 至最近一个付息日止; 如用款期的最后一天与利息期的最后一天不一致的, 则最后一期利息应截止计算至用款期末的前一营业日, 并在用款期的最后一天到期支付(“最后付息日”)。

For each drawdown hereof, the interest shall be payable in arrears on the last day of the respective Interest Period (the twentieth day of each month or any other date agreed by the Financing Bank, collectively the "Interest Payment Day"). The first Interest Period of each drawdown shall be calculated from the date of drawdown (“Starting Day”) to the most recent Interest Payment Day; If the last day of the Loan Tenor Period is not the last day of the last Interest Period, the interest for the final Interest Period shall be calculated through one Business Day prior to the last day of the Loan Tenor Period and paid on the last day of the Loan Tenor Period (the "Last Interest Payment Day").

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

利息将按照上述约定的贷款利率和实际用款的天数逐日计算; 1 年为 360 天。

The interest shall accrue from day to day and shall be calculated at the above Interest Rate on the actual number of days elapsed on a 360-day year basis.

如利息期结束于非营业日, 则利息期的最后一日应顺延至当月(公历月)的下一营业日(如有), 或如当月没有下一营业日的, 则提前至前一营业日。

If the Interest Period ends on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day of that calendar month (if there is one) or the preceding Business Day (if there is none).

融资行有权在每一利率厘定日(定义如下)根据市场情形重新厘定所适用的贷款利率, 并根据本业务条款约定的贷款利率计算方式计算和得出新的适用利率, 并自最近利息期开始适用; 融资行应及时通知客户该等变动。为免疑义, 前述”利率厘定日” 系指每个公历月的第二十天或其他任何融资行同意的日期, 具体厘定频率根据提款所选择适用的具体贷款利率(如 Libor 等) 所对应的时间档次确定。

The Financing Bank may, on each Interest Review Day (as defined below), review the applicable interest rate in accordance with the market situation, and calculate and determine the new applicable interest rate by means of the method stated in this Specification, and apply such new interest rate to the beginning of the next Interest Period; the Financing Bank shall notify the Client of such change in interest rate promptly. For avoidance of any doubt, the “Interest Review Day” means the 20th day of each calendar month or any other date agreed by the Financing Bank, and the frequency of the Interest Reviewing shall be determined in accordance with the corresponding adjustment period of the interest rate (such as Libor or others) which is chosen to and applied for the drawdown.

还款

Repayment

除非融资行另行同意或本协议另有约定, 客户在本业务条款项下的每笔提款均应在其提款通知书(需经融资行接受)中指明的用款期届满日或业务额度到期日清偿。但无论如何, 本业务条款项下所有提款均应在本协议约定的最终到期日(如有)全部清偿完毕。

Unless otherwise agreed by the Financing Bank or stipulated herein, each drawdown under this Specification made by the Client shall be completely and fully repaid on the last day of the Loan Tenor Period or the maturity date of the Loan Limit specified in its drawdown notice (which shall be accepted by the Financing Bank). However, all outstanding amounts of drawdowns under this Specification shall be paid off on or before the Final Maturity Date (if stipulated) provided in this Agreement.

提前还款

Prepayment

客户可以在满足上述提前还款最低限额的基础上向融资行申请自愿提前还款但提前偿还最后余欠之金额的情形不受最低限额限制), 但客户应当在计划提前还款日之前至少提前3个营业日向融资行提交书面通知。

The Client may make prepayments based on the minimum prepayment amount requirements as stated above, by providing the Financing Bank with a written notice at least 3 Business Days before the intended prepayment date (however, a prepayment for all remaining loan outstanding amount  will  not  be  subject  to  the  restriction  of Minimum Prepayment Amount).

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

若经融资行自行判断本业务条款约定的任一财务指标或约定被违反或不满足时, 则除非该等违反或不满足已经客户补救至融资行满意的程度, 否则融资行有权要求客户立即就本业务条款项下部分或全部债务进行强制提前还款, 以使客户重新满足本协议项下前述约定; 为前述目的, 融资行有权采取包括但不限于直接扣划客户任一账户款项等的各种措施。

If, in the sole judgment of the Financing Bank, any financial covenant or stipulation provided in this Specification for the Client is breached or not abided by, then, unless such breaching or dissatisfaction has been cured or remedied by the Client to the satisfaction of the Financing Bank, the Financing Bank shall have the right to require the Client to immediately repay any or all of the debts under this Specification, so as to enable the Client to be back in compliance with the foregoing covenants under this Agreement; for the foregoing purpose, the Financing Bank shall be entitled to take any or all measures including but not limited to directly deduct any amount from any of the accounts of the Client.

所有提前还款应当按照本金到期顺序的倒序进行清偿。并且, 如客户的任何一笔提前还款未在该笔提款对应的利率厘定日进行的, 则客户应额外向融资行支付一笔资金中断费, 资金中断费的金额为该笔提前还款从提前还款日直至该笔提款的用款期最后一日止融资行预计可得到的利息与融资行收到该笔提前还款后将该笔提前还款在同业市场放出直至该笔提款用款期最后一日止的期间实际所收得到的利息的差额。

All prepayments shall be applied towards the repayment of the principal in a reverse order of maturity. Besides, if any prepayment is not made by the Client on the corresponding Interest Review Day, then, the Client shall reimburse the Financing Bank with a break funding cost, which is calculated as below: the difference between (a) the interest that the Financing Bank may expect to receive from the prepayment day to the last date of the Loan Tenor Period of such drawdown, if such prepayment is not made, and (b) the interest that the Financing Bank could have earned if such prepayment amount were placed into the inter-bank market from the prepayment date to the last date of the Loan Tenor Period of such drawdown.

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

业务条款

Specification

业务品种: 定期贷款	类别: 中期融资
Product Type: Term Loan	Category: Mid-term Finance

本业务条款适用于流动资金类定期贷款业务, 本协议项下发放的定期贷款应符合以下条款与条件。

This Specification is used for the granting of the Term Loan for working capital finance purpose. Each Term Loan shall be in compliance with the terms and conditions set forth below.

业务额度 Term Loan Limit	基准币种 Base Currency	可选币种 Optional Currency
	金额/Amount: 美元/USD1,000,000.00 大写/in words: 美元壹佰万元整 ONE MILLION US DOLLOR	币种 1 Currency 1	不适用 N/A
		币种 2 Currency 2	不适用 N/A
		币种 3 Currency 3	不适用 N/A
循环 Revolving	不可循环 Non-revolving
承诺性 Commitment	非承诺性额度 Uncommitted Facility
可动用期 Availability Period	可动用期截止至 2015 年 09 月 30 日 Withdraw period ending on September 30th, 2015
用途 Purpose	用于满足企业日常的流动资金开支 To finance daily working capitalneeds
业务额度到期日 Maturity Date of the Loan Limit	自本业务额度首次提款之日起 24 个月届满之日, 但首次提款不得晚于 2015 年 09 月 30 日 24 months from the date of first drawdown under this specification, but the first drawdown shall no later than September 30th, 2015
最小提款额 Minimum Drawdown Amount	不适用 N/A	不适用 N/A
用款期(月数) Loan Tenor Period (Month)	不超过 24 个月 Up to 24 months allowed	不适用 N/A
贷款利率 Interest Rate

LIBOR(☐1 个月 ☑3 个月 ☐6 个月 ☐12 个月)加 7.45%(年利率)利差

LIBOR(☐1 month ☑3 months □6 months □12 months) plus Margin 7.45%(p.a.)

(利率以融资行的提款确认或书面确认所载为准)

(the final applicable interest rate for each drawdown hereof shall be that stated in the written or drawdown confirmation by the Financing Bank.

利息期(月数) Interest Period (Month)	1	不适用 N/A
提前还款最低限额 Minimum Prepayment Amount	不适用 N/A	不适用 N/A

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

罚息利率 Penalty Interest Rate	逾期罚息/Overdue Penalty Rate: 所适用贷款利率加 5%(年利率) Applicable Interest Rate plus 5% p.a. 挪用罚息/Misappropriation Penalty Rate: 所适用贷款利率加 5%(年利率) Applicable Interest Rate plus 5% p.a.
费用 Fee

若经客户归还本业务条款项下全部未清偿本金、利息并按未清偿本金及本条款规定的提前还款费后, 本业务条款项下业务额度可被提前终止。

Facility under this Specification may be early-terminated if all of the outstanding principal and interest accrued under this Specification, together with a prepayment fee calculated in accordance with this clause, have been paid by the Client fully and completely.

提前还款费按以下条件确定:

The prepayment fee shall be calculated as below:

(a)   若该提前还款系在或将在本业务条款项下首次提款日(定义见下文(c)段) 后的首个 12 个月内进行的, 提前还款费按该提前还款或将提前还款的本金金额的 3%计算;

if such prepayment is made or to be made within the first 12-month after the First Drawdown Date (as define in paragraph (c) below), the prepayment fee will be calculated as: 3% of the principal amount prepaid or to be prepaid;

(b)   若该提前还款系在或将在本业务条款项下首次提款日(定义见下文(c)段) 后的第二个 12 个月内进行的, 提前还款费按该提前还款或将提前还款的本金金额的 2%计算;

if such prepayment is made or to be made within the second 12-month after the First Drawdown Date (as define in paragraph (c) below), the prepayment fee will be calculated as: 2% of the principal amount prepaid or to be prepaid;

(c)    为免疑义, 前述(a)、(b)项中提及的“首次提款日”, 系指本协议项下任何客户在本业务条款项下第一次成功提用授信额度之日。

For avoidance of doubt, the First Drawdown Date mentioned in the preceding paragraph (a) or (b), refers to the date on which any of the Clients under this Agreement makes the drawdown of the facility under this Specification successfully.

贷款支付方式 Disbursement Method	受托支付 Entrusted Payment 融资行有权根据实际情形调整和变更贷款支付方式。 The Financing Bank reserves the right to adjust or alter the loan proceeds disbursement method depending on the actual situation.
还款日 Repayment Date	还款计划/Repayment schedule: 在2015年11月30日之前仅按约定支付利息, 不归还本金; 前述约定时限届满后开始按等额本金方式还款。 (具体的本金和利息归还进度和金额另附)

Before the date of November 30th, 2015, only interest is required to be paid (no principal is required to be paid in such period);

After the date of November 30th, 2015, the loan should be repaid as Installment Repayment Scheme with Repayment Amount of Fixed monthly Principal plus related Interest. ((Equal P) + I)

(Detailed repayment schedule of principal and interest provided otherwise)

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

财务约定 Financial Covenants
其他补充约定(如有) Other stipulations(if any)

用途

Purpose

本协议项下定期贷款业务项下的业务额度是本协议特别条款中所规定的授信总额度的分项子额度, 仅限用于补充一般流动资金或满足公司日常经营所需, 不得用于固定资产、股权等投资, 不得用于国家禁止生产、经营的领域和用途。流动资金贷款不得挪用, 融资行有权随时检查、监督客户流动资金贷款的使用情况。

The Term Loan Limit is a sub-limit of the Total Facility Amount stipulated in Special Provision of this Agreement, which can only be used for the working capital purpose or the Client’s normal business operations, but cannot be used for investment(s) over fixed assets, equity or any others, or be used in areas or for purposes for which the production or operation is prohibited by the government. No misappropriation of the loan proceeds hereof is allowed, and the Financing Bank shall have the full right to examine and monitor the Client’s usage of the loan proceeds hereof at any time.

提款

Drawdown

除本协议第三部分(一般条款)另有特别约定外, 客户应当至少提前 3 个营业日向融资行提交《提款通知书》(且如为受托支付的, 还应包括支付委托条款; 格式均可参见附件)供融资行审查。该通知书应当书写完整并经客户适当签署。除非融资行书面同意客户撤回该通知书, 否则该通知书不可撤销。如指定的提款日不是营业日, 则提款应推迟于其后的第一个营业日进行。

Unless otherwise stipulated in Part III - General Provision, the Client shall, at least 3 Business Days before the drawdown date, submit to the Financing Bank the Drawdown Notice (which shall contain a clause of payment authorization in case that the disbursement of loan is the Entrusted Payment Method; please see Schedules for reference format) for the approval by the Financing Bank. This Notice shall be in written form, completely and duly signed and sealed. The Notice shall be deemed irrevocable unless written consent for the Client’s withdrawal is given by the Financing Bank. If a designated drawdown date is not a Business Day, the drawdown shall be postponed to the first following Business Day.

利率、利息计算和利息支付

Interest, Interest Calculation and Interest Payment

贷款利率应根据融资行认可的基础利率及约定利差(或者融资行同意的其他利率确定方式)于提款时确定, 并以经融资行确认的《提款通知书》所载为准。

The applicable Interest Rate of each drawdown shall be calculated based on the base rate plus the margin confirmed by the Financing Bank (or any other interest determining method agreed by the Financing Bank), and be determined before the drawdown with a drawdown notice confirmed by the Financing Bank.

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

对于每笔提款, 利息应在各利息期的最后一天(应为每个月的第二十天或经融资行同意的其他日期, 即“付息日”)到期应付。每笔提款的首个利息期自该笔提款的提款日起算(“起始日”), 至最近一个付息日止; 如用款期的最后一天与利息期的最后一天不一致的, 则最后一期利息应截止计算至用款期末的前一营业日, 并在用款期的最后一天到期支付(“最后付息日”)。

For each drawdown hereof, the interest shall be payable in arrears on the last day of the respective Interest Period (the twentieth day of each month or any other date agreed by the Financing Bank, collectively the "Interest Payment Day"). The first Interest Period of each drawdown shall be calculated from the date of drawdown (“Starting Day”) to the most recent Interest Payment Day; If the last day of the Loan Tenor Period is not the last day of the last Interest Period, the interest for the final Interest Period shall be calculated through one Business Day prior to the last day of the Loan Tenor Period and paid on the last day of the Loan Tenor Period (the "Last Interest Payment Day").

利息将按照上述约定的贷款利率和实际用款的天数逐日计算; 1 年为 360 天。

The interest shall accrue from day to day and shall be calculated at the above Interest Rate on the actual number of days elapsed on a 360-day year basis.

如利息期结束于非营业日, 则利息期的最后一日应顺延至当月(公历月)的下一营业日(如有), 或如当月没有下一营业日的, 则提前至前一营业日。

If the Interest Period ends on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day of that calendar month (if there is one) or the preceding Business Day (if there is none).

融资行有权在每一利率厘定日(定义如下)根据市场情形重新厘定所适用的贷款利率, 并根据本业务条款约定的贷款利率计算方式计算和得出新的适用利率, 并自最近利息期开始适用; 融资行应及时通知客户该等变动。为免疑义, 前述”利率厘定日”系指每个公历月的第二十天或其他任何融资行同意的日期, 具体厘定频率根据提款所选择适用的具体贷款利率(如Libor 等)所对应的时间档次确定。

The Financing Bank may, on each Interest Review Day (as defined below), review the applicable interest rate in accordance with the market situation, and calculate and determine the new applicable interest rate by means of the method stated in this Specification, and apply such new interest rate to the beginning of the next Interest Period; the Financing Bank shall notify the Client of such change in interest rate promptly. For avoidance of any doubt, the “Interest Review Day” means the 20th day of each calendar month or any other date agreed by the Financing Bank, and the frequency of the Interest Reviewing shall be determined in accordance with the corresponding adjustment period of the interest rate (such as Libor or others) which is chosen to and applied for the drawdown.

还款

Repayment

除非融资行另行同意或本协议另有约定, 客户在本业务条款项下的每笔提款均应在其提款通知书(需经融资行接受)中指明的用款期届满日或业务额度到期日清偿。但无论如何, 本业务条款项下所有提款均应在本协议约定的最终到期日(如有)或之前全部清偿完毕。

Unless otherwise agreed by the Financing Bank or stipulated herein, each drawdown under this Specification made by the Client shall be completely and fully repaid on the last day of the Loan Tenor Period or the maturity date of the Loan Limit specified in its  drawdown notice (which shall be accepted by the  Financing  Bank).  However,  all  outstanding amounts of drawdowns under this Specification shall be paid off on or before the Final Maturity Date (if stipulated) provided in this Agreement.

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

提前还款

Prepayment

客户可以在满足上述提前还款最低限额的基础上向融资行提前还款(但提前偿还最后余欠之金额的情形不受最低限额限制), 但客户应当在计划提前还款日之前至少提前3个营业日向融资行提交书面通知。

The Client may make prepayments based on the minimum prepayment amounts requirements as stated above, by providing the Financing Bank with a written notice at least 3 Business Days before the intended prepayment date (however, a prepayment for all remaining loan outstanding amount will not be subject to the restriction of Minimum Prepayment Amount).

若经融资行自行判断本业务条款约定的任一财务指标或约定被违反或不满足时, 则除非该等违反或不满足已经客户补救至融资行满意的程度, 否则融资行有权要求客户立即就本业务条款项下部分或全部债务进行强制提前还款, 以使客户重新满足本协议项下前述约定; 为前述目的, 融资行有权采取包括但不限于直接扣划客户任一账户款项等的各种措施。

If, in the sole judgment of the Financing Bank, any financial covenant or stipulation provided in this Specification for the Client is breached or not abided by, then, unless such breaching or dissatisfaction has been cured or remedied by the Client to the satisfaction of the Financing Bank, the Financing Bank shall have the right to require the Client to immediately repay any or all of the debts under this Specification, so as to enable the Client to be back in compliance with the foregoing covenants under this Agreement; for the foregoing purpose, the Financing Bank shall be entitled to take any or all measures including but not limited to directly deduct any amount from any of the accounts of the Client.

所有提前还款应当按照本金到期顺序的倒序进行清偿。并且, 如客户的任何一笔提前还款未在该笔提款对应的利率厘定日进行的, 则客户应额外向融资行支付一笔资金中断费, 资金中断费的金额为该笔提前还款从提前还款日直至该笔提款的用款期最后一日止融资行预计可得到的利息与融资行收到该笔提前还款后将该笔提前还款在同业市场放出直至该笔提款用款期最后一日止的期间实际所收得到的利息的差额。

All prepayments shall be applied towards the repayment of the principal in a reverse order of maturity. Besides, if any prepayment is not made by the Client on the corresponding Interest Review Day, then, the Client shall reimburse the Financing Bank with a break funding cost, which is calculated as below: the difference between (a) the interest that the Financing Bank may expect to receive from the prepayment day to the last date of the Loan Tenor Period of such drawdown, if such prepayment is not made, and (b) the interest that the Financing Bank could have earned if such prepayment amount were placed into the inter-bank market from the prepayment date to the last date of the Loan Tenor Period of such drawdown.

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

附件一:

Schedule 1

提款通知书(格式)

Drawdown Notice (Format)

编号/Ref No.:

自 :	[客户]

From:	[Client]

致: 浦发硅谷银行有限公司

To: SPD SILICON VALLEY BANK CO., LTD.

敬启者,

To whom it may concern,

我们在此提及贵行(作为融资行)与我方(作为客户)于         年 月 日共同签署的《授信协议》 (编号:         , 下称“《授信协议》”)。我方在此不可撤销的通知贵行: 根据《授信协议》及该协议规定的相关条件, 我方现申请办理 以下提款/融资业务:

With reference to the Facility Agreement (ref. number:         , hereinafter the “Facility Agreement”) dated [Date] and executed between the Financing Bank and us as Client. We hereby give you irrevocable notice that, pursuant to the Facility Agreement and the terms and conditions contained therein, we apply to make a drawdown as follows:

I. 提款明细 /PARTICULAR
金额 /Amount:
提款日 /Drawdown Date:
到期日/期限 /Maturity Date/Tenor:
用途 /Purpose:
本次申请系在《授信协议》之以下业务项下发起 /This application is proposed under the Product Type of Facility Agreement as left:

II. 支付方式 / DISBURSEMENT METHOD 本次提款的支付方式为 / The disbursement method for this drawdown should be: [ (A) ]

(A)   受托支付

Entrusted Payment Method

本次提款的贷款支付方式为受托支付。我们不可撤销地授权和委  托贵行, 请贵行将本次提款放至我司提款账户后代我们将该等款  项支付给我方商业交易对手(收款账户信息及支持文件另附):

This drawdown should be made under Entrusted Payment Method; we hereby irrevocably authorize/entrust your Bank that: after transferring the drawdown amount to our Loan Account, please use the same to make payment to our commercial counterparty on behalf of us (related accounts info. and supporting documents to be attached otherwise):

我们确认: 截止我们做出本支付委托之时, 《授信协议》中所有陈  述、保证、承诺及约定条款在主要方面依然真实有效, 且无任何 违约事件(或潜在的违约事件)发生或持续。本支付委托中所有文字定义与其在《授信协议》中的含义是一致的。

We confirm that, at and until the issuance of this Payment Authorization Letter, all the representations, warranties, undertakings and covenants provided in the Facility Agreement are true and valid in all material respects and no Events of Default (or potential Events of Default) are existing or continuing. Terms defined in the Facility Agreement shall have the same meaning in this Payment Authorization Letter.

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

我们在此确认, 贵行收到本支付委托后有权进行付款审核。如贵 行认为本支付委托中的资料/信息不正确、不完整、不够清晰, 或  执行本项受托支付将违反有关法律、法规或双方的约定, 或本支  付委托中所列支付对象、支付金额等信息与相应的商务合同等证 明材料不相符的, 或贵行放款后我司贷款接收账户内可用存款余 额仍不足, 贵行有权不处理本对外付款申请。如因任何前述原因 导致付款延误、拒收、退回或贵行推迟处理或决定不处理付款申 请而引致任何人遭受损失或损害, 贵行不须承担任何责任。

We hereby confirm that, where your Bank has received this payment authorization, your bank reserves the right not to process the payment if you are of the opinion that there are insufficient available funds even if the drawdown amount has been granted, or if the information given is incorrect, incomplete or is not sufficiently clear, or conflicts with that of supporting documents such as business contracts, or the processing thereof will lead to a breach of any applicable laws, regulations or stipulations in some agreement. Your Bank shall not be liable for any loss or damage suffered by any person arising out of payment delay, rejection and/or return, or any delay by your Bank in processing the payment or your Bank's decision in not processing the same, where any information given is, in the opinion of your Bank, incorrect, incomplete or is not sufficiently clear or the processing thereof will be in breach of any applicable laws, regulations or stipulations.

除非我们以书面形式另行通知贵行解除本委托并已征得贵行同 意, 否则本函项下委托始终有效。

Unless another written notice of authorization cancellation is delivered to you otherwise and agreed by you, the authorization and entrustment hereunder shall always be valid.

(B) 自主支付

Independent Payment Method

请将本次提款金额划入我司的提款账户, 由我司自行对外支付。 我们承诺将每三个月按贵行要求的形式向贵行提交一份支付记录 的清单用以证明我们使用贷款的用途。

Please transfer the amount of this drawdown to our Loan Account for our discretionary payment. We undertake hereby we would provide to you a list of payment records within three months of such drawdown for purpose of evidencing our compliance with loan purpose hereof.

我司在贵行的提款账户(同时亦为上述第(A)项之下对外付款账户)为:

Our Loan Account at your bank (also as Outward Payment Account under Item (A) above) is:

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

我们确认: 直至本次提款日, 《授信协议》第 3 条、第 4 条、第 5 条中所规定的所有陈述、保证、承诺及约定条款在主要方面依然真实有效, 并且没有任何违约事件(或潜在的违约事件)发生或持续。本通知书中使用的词语与其在《授信协议》中的含义是一致的。

We confirm that, at and until the drawdown date hereof, all the representations, warranties, undertakings and covenants in Clause 3, Clause 4 and Clause 5 in the Facility Agreement are true and valid in all material respects and no Events of Default (or potential Events of Default) are existing or continuing. Terms defined in the Facility Agreement shall have the same meaning in this Drawdown Notice.

此致

Yours faithfully,

客户有权签字人签字	客户公章
Authorized Signatures Client	Seal of Client
代表	日期
On behalf of	Date

以下银行专用

For Bank Only

兹同意按以下执行利率条件批准本次提款申请:

The drawdown application above is approved with the condition of the applicable interest rate as below:

本次提款的执行利率为: (请打勾勾选) The applicable Interest Rate under this drawdown shall be: (Please choose with the tick)
☐ LIBOR 加 [ ]% (年利率) (利差)	提款当前的利率为:
LIBOR plus [ ]% (p.a.) (Margin)	The current interest rate at the time of drawdown shall be:

☐ WSJ PRIME RATE 加 [ ]% (年利率) (利差)	提款当前的利率为:
WSJ PRIME RATE plus [ ]% (p.a.) (Margin)	The current interest rate at the time of drawdown shall be:
☐ 其他: Other:

Please be advised that the applicable interest rate above may fluctuate or be adjusted in accordance with the provisions provided in the Facility Agreement.

银行印章/Bank seal:                           经办/Operator signature:                        日期/Date:

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

收款账户信息

ACCOUNT INFORMATION

(受托支付适用/for Entrusted Payment Method)

提款通知书编号

Ref No of drawdown notice:

收款人(全称) Payee (full name)	收款账号信息 Payee’s Account Info.	付款金额 Amount to pay	备注 Remarks

客户公章
Seal of Client
日期
Date

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

附件二:

Schedule 2

关于“允许的投资”

Re “Permitted Investments”

“Permitted Investments” are: 允许的投资包括:

(a) Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate; 有效之日即存在的和抵押证书上显示的投资 (包括但不限于子公司) ;

Investments consisting of Cash Equivalents; 现金等值物的投资;

Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower; 为借款人日常业务中存款、回款或类似交易担保的可转让证券投资

Investments consisting of deposit accounts in which Bank has a perfected security interest; 银行拥有登记过的抵押权的存款帐户的投资;

Investments accepted in connection with Transfers permitted by Section 4.12; 4.12 章节处允许的交易相关的投资;

Investments consisting of the creation of a Subsidiary for the purpose of consummating a merger transaction permitted by Section 4.12 of this Agreement, which is otherwise a Permitted Investment; 子公司进行的为了完成 4.12 章节处允许的并购交易, 即一种“允许的投资”而进行的投资;

Investments (i) by Borrower in Subsidiaries (other than Borrower) not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year; (ii) by Subsidiaries in other Subsidiaries (other than Borrower) not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year or in Borrower; and (iii) Investments by Borrower or its Subsidiaries in any Borrower; 如下投资: (i) 借款人在子公司 (除借款人外) 任意财政年度累计不超过十万美元的投资 (ii) 子公司对其它子公司 (除借款人外) 或对借款人任意财政年度累计不超过十万美元的投资 (iii) 借款人或其子公司对借款人的投资;

Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors; (i) 日常运营的差旅支取和员工派驻贷款和其它员工贷款和提款的投资 (ii) 按照借款人董事会批准的员工股票购买计划和协议, 给员工、管理层和董事的用于购买借款人或其子公司股权的投资;

Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; 在客户或供应商破产或重组、解决日常经营中与客户或供应商的拖欠帐款或其它纠纷时获得的投资 (包括债权) ;

Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph shall not apply to Investments of Borrower in any Subsidiary. 如果不适用于借款人在任何子公司的投资, 企业日常经营中对非关联企业的客户和供应商的应收票据或预付版税和其它授权的投资。

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

附件三:

Schedule 3

合规证书

COMPLIANCE CERTIFICATE

The Client(s) under this Agreement confirms and undertakes to the Financing Bank that: 本协议中的客户对融资行确认和承诺:

a)	COMPLIANCE CERTIFICATE(S) would be completed and provided in accordance with the requirements of the Financing Bank during the period of this Agreement;

在本协议期限内, 合规证明将根据融资行要求完成并提供;

b)	any COMPLIANCE CERTIFICATE submitted by the Client(s) shall comply in substance with the format required by the Financing Bank (including the format set forth below or any further version notified by the Financing Bank).

任何客户提交的合规证明将符合融资行要求的格式 (包括下述格式和日后融资行修订的格式)

COMPLIANCE CERTIFICATE

TO: SPD SILICON VALLEY BANK CO., LTD.	Date:
致: 浦发硅谷银行有限公司	日期

FROM: BORQS Hong Kong Limited

发件人: 播思微系统香港有限公司

The undersigned authorized officer of BORQS Hong Kong Limited (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

在下文中签字的播思微系统香港有限公司 (“借款人”) 的被授权人证明, 根据借款人与银行之间的贷款协议 (“协议”) 的条款和条件:

(1) Borrower is in complete compliance for the period ending             with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

(1)在截至[            ]的期限内, 借款人完全遵守了所有要求的承诺 (下文另行载明的除外) ; (2)不存在任何违约事件;

(3)协议下的所有陈述和保证在本证明日期均是真实和正确的 (下文另行载明的除外) , 但前提条件是: 上述重大方面标准不适用于那些已符合要求或已被实质性修改的陈述或保证; 明示提及某个具体日期的陈述和保证, 在该日期

做出时在所有重大方面是真实正确的; (4)借款人及其每一个子公司均及时进行了纳税申报和报告; 借款人及时支付了所有海内外税款、征税、保证金和供款; (5)不存在借款人先前未书面通知银行的、就未付员工工资或福利针对借款人或其子公司设定的留置或提出的索赔。

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

请查收附件中的有关上述证明的材料。下文签名者证明: 该等材料系按一贯适用的 GAAP 从一个期限到下一期限 所准备的 (根据所附信函或脚注另行提供解释的除外) 。下文中的签名者确认, 借款人申请提款在任何时间或日期均未违反协议的任何条款, 合规性确认, 并非仅确认在本证明交付日期合规。本证明中未定义的术语的含义与协议中所给定义相同。

Please indicate compliance status by circling Yes/No under “Complies” column.

请在下表内的“符合”栏内圈明合规状态。

Reporting Covenant 报告约定	Required 要求	Complies 合规与否
		客户 Client	担保人 Guarantor
Monthly Company prepared consolidated financial statements 合并的月度财务报表	Monthly within 30 days of each month end 于每月结束之后 30 天内	Yes/No 是/否	/
Accounts Receivable Aging and Accounts Payable Report 应收账款账龄及应付账款报告	Monthly within 30 days of each month end 于每月结束之后 30 天内	Yes/No 是/否	Yes/No 是/否
Monthly Compliance Certificate 月度合规证书	Monthly within 30 days of each month end 于每月结束之后 30 天内	Yes/No 是/否	/
Monthly Borrowing Base Certificate 月度借款基础证书	Monthly within 30 days of each month end 于每月结束之后 30 天内	Yes/No 是/否	/
Annual CPA-Audited consolidated financial statements 经注册会计师审计的合并的年度财务报表	Annually within 270 days from year end 于每一年度结束之后 270 天内	Yes/No 是/否	/
Annual Board-approved consolidated financial projections 经公司董事会通过的合并的年度财务运营计 划	Within 30 days from Board approval and/or year end 在董事会通过和/或年底前 30 天内	Yes/No 是/否	/
AR Field Exam 应收账款审计	AR Field Exam shall be conducted annually. The initial AR Field Exam should be done 180 days after upon entering into this agreement. 每年对公司的应收账款进行审计。首次应收 账款审计应于本协议签署之日起 180 天内完成	/	Yes/No 是/否
注: 本表中提及的担保人为播思通讯技术 (北京) 有限公司 (公司注册号: 110000450022704) 。 Notes: The Guarantor mentioned in this table is Borqs Beijing Ltd. (Company No. 110000450022704).

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

Financial Covenant 财务约定	Required 要求	Actual 实际	Complies 合规与否

客户应确认其在合并报表层面上满足和维持: The Client shall confirm to obtain and maintain under this Agreement on a consolidated basis:
每月最小流动比率: Minimum Monthly Adjusted Quick Ratio (AQR) of:	1.25:1.00		Yes/No 是/否
流动比率定义为: (非绑定现金 + 应收帐款净额)除以(流动负债 - 递延收入)。 AQR is defined as (unrestricted cash + net account receivables) divided by (current liabilities - deferred revenue).
每季度最低 EBITDA: Minimum quarterly EBITDA of:	USD500,000.00		Yes/No 是/否

注: 该财务约束指标从 2015 年第三季度开始测算且 2016 年度的财务约束指标将在收到最新财务预算后重新设定。

Note: This financial covenant shall be tested starting from Q3 2015 and the financial covenant for 2016 will be adjusted upon receipt of updated financial forecast.

偿债备付率: Debt Service Coverage Ratio of:	2X		Yes/No 是/否
偿债备付率定义为: 每季度 EBITDA / 每季度所有银行借款应还本息金额。 Debt Service Coverage Ratio is defined as quarterly EBITDA divided by quarterly principal and interest payment of all bank debt.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

以下是关于上述证明的除外事项: (若无除外事项, 请注明“无除外事项可写”)

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

COMPANY	BANK USE ONLY
播思微系统香港有限公司
BORQS Hong Kong Limited

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:
Verified:
AUTHORIZED SIGNER
Date:
Compliance Status: Yes No

仅银行填写:
签署人:	接收人:
姓名:		授权签字人
职务:	日期:
审核人:
授权签字人
日期:
	是否符合:	是 否

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

附件四:	借款基础证书
Schedule 4	BORROWING BASE CERTIFICATE

借款人/Borrower:	播思微系统香港有限公司
BORQS Hong Kong Limited

贷款人/Lender:	浦发硅谷银行有限公司
SPD Silicon Valley Bank Co., Ltd.

承诺金额:	美元叁佰万元整 (其中美元贰佰万元整为应收账池贷款)
Commitment Amount:	USD3,000,000.00 (USD2,000,000.00 for Pooled A/R Loan)

应收账款/ACCOUNTS RECEIVABLE
1. 应收账款 (发票) 账面价值为 Accounts Receivable (invoiced) Book Value as of	美元 元 US$
2. 附加金额 (请在下页中解释) Additions (Please explain on next page)	美元 元 US$
3. 减去: 关联/员工/非交易性账目 Less: Intercompany / Employee / Non-Trade Accounts	美元 元 US$
4. 净贸易应收账款 NET TRADE ACCOUNTS RECEIVABLE	美元 元 US$
应收账款抵扣 (不重复计算) ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
5. 发票账期超过 90 天的 90 Days Past Invoice Date	美元 元 US$
6. 超过 90 天的信用余额 Credit Balances over 90 Days	美元 元 US$
7. 超过 90 天账款 50%的余额 (跨帐龄的或影响目前的) Balance of 50% over 90 Day Accounts (Cross-Age or Current Affected)	美元 元 US$
8. 不以美元或港币记账并收取的账款 Accounts not billed and collected in US Dollars or Hong Kong Dollars	美元 元 US$
9. 未由借款人出具发票的账款 Accounts not invoiced by Borrower	美元 元 US$
10. 抵消帐户/客户储蓄账目 Contra / Customer Deposit Accounts	美元 元 US$
11. 政府/机关账目 Government / Authority Accounts	美元 元 US$
12. 推广账目或演示账目; 保证销售账目或寄售账目 Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	美元 元 US$
13. 含备忘录的或预结算的账目 Accounts with Memo or Pre-Billings	美元 元 US$
14. 合同账目; 进度/节点结算的账目 Contract Accounts; Accounts with Progress / Milestone Billings	美元 元 US$
15. 保留款结算的账目 Accounts for Retainage Billings	美元 元 US$
16. 信托/报税账目 Trust / Bonded Accounts	美元 元 US$

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第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

17 结算及持有账目 Bill and Hold Accounts	美元 元 US$
18 未结算账目 Unbilled Accounts	美元 元 US$
19 非交易性账目 (若上述中未抵扣) Non-Trade Accounts (If not already deducted above)	美元 元 US$
20 具有展期的发票的账目 (净 90+) Accounts with Extended Term Invoices (Net 90+)	美元 元 US$
21 退款账目/借方备忘录 Chargebacks Accounts / Debit Memos	美元 元 US$
22 产品退货/换货 Product Returns / Exchanges	美元 元 US$
23 具有争议的账目; 破产债务人账目 Disputed Accounts; Insolvent Account Debtor Accounts	美元 元 US$
24 递延收入/其他 (请在下一页中解释) Deferred Revenue/ Other (Please explain on next page)	美元 元 US$
25 超过集中度限量 (25%) Concentration Limits (25%)	美元 元 US$
26 应收账款抵扣总金额 TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	美元 元 US$
27 合格账目 (第 4 项的金额将去第 26 项的金额) Eligible Accounts (#4 minus #26)	美元 元 US$
28 合格账目的金额 (第 27 项的 80%) ELIGIBLE AMOUNT OF ACCOUNTS (80% of #27)	美元 元 US$
余额/BALANCES
29 最高贷款限额 Maximum Loan Amount	美元 元 US$
30 可放贷金额 (第 28 项与第 29 项中的较低者) Total Funds Available [Lesser of #29 or #28]	美元 元 US$
31 目前在循环贷款 1 下的欠款余额 Present balance owing on Revolving Line 1	美元 元 US$
32 储备头寸 (第 30 项减去第 31 项) RESERVE POSITION (#30 minus #31)	美元 元 US$

[续下页/Continued on following page.]

57

第五部分 附件/Schedule	授信协议编号/Agreement Ref. No.: CL201508001

对上页中内容的解释:

Explanatory comments from previous page:

签署人承认并保证上述内容是真实、完整以及准确的, 并且本借款基础证书中的所有信息符合签署人与浦发硅谷银行有限公司所签订的贷款协议下的陈述与保证的规定。

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan Agreement between the undersigned and SPD Silicon Valley Bank Co., Ltd..

仅供银行使用/BANK USE ONLY
接收人/Received by:
公司/Company:		授权签字人/AUTHORIZED SIGNER

日期/Date:
签字/By:
授权签字人/Authorized Signer	核验/Verified:
授权签字人/AUTHORIZED SIGNER

日期/Date:	Date:

是否合规/Compliance Status:是/Yes 否/No

58